Exhibit 10.1

COLLABORATION AND LICENSE AGREEMENT

by and between

KYOWA HAKKO KIRIN CO., LTD.

and

ULTRAGENYX PHARMACEUTICAL INC.

Dated August 29, 2013

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

Article 5. REGULATORY MATTERS	26
5.1 Regulatory Activities	26
5.2 Regulatory Data and Approvals	28
5.3 Provision of Regulatory Information to UGNX	28
5.4 Safety; Safety Agreement	28
5.5 Recalls and Voluntary Withdrawals	29
5.6 Inspection Rights	29
5.7 Governmental Inspections and Inquiries	29
5.8 Regulatory Matters in the Rest of the World	29

Article 6. SALES, PROMOTION AND MARKETING; DILIGENCE OBLIGATIONS	30
6.1 Sales, Promotion and Marketing Activities	30
6.2 Sales Forecasts	32
6.3 Labeling and Patent Rights Marking	32
6.4 Marketing Materials	32

Article 7. FINANCIAL TERMS	33
7.1 Profit-Sharing	33
7.2 Sales Royalties and Revenue Share	33
7.3 Method of Payment	34
7.4 Interest on Overdue Payments	35
7.5 Foreign Currency Exchange	35
7.6 Taxes	35
7.7 Prohibited Payments	36

Article 8. KHK SUPPLY OF LICENSED PRODUCT; SPECIFICATIONS	36
8.1 KHK Obligation to Supply Licensed Product	36
8.2 Supply of Licensed Products for Development	36
8.3 Commercial Supply of Licensed Product	39
8.4 Handling of Licensed Products	40
8.5 General Manufacturing and Supply Provisions	40

Article 9. RECORDS AND REPORTING	41
9.1 Records	41
9.2 Audits	41

Article 10. INTELLECTUAL PROPERTY PROVISIONS	42
10.1 Patent Prosecution and Maintenance	42
10.2 Ownership of Inventions	42
10.3 Disclosure	43
10.4 Cooperation	43
10.5 Enforcement of Licensed Patent Rights against Infringement	44
10.6 Defense of Infringement Claims	44

Article 11. CONFIDENTIALITY, PUBLICATION AND PUBLICITY	45
11.1 Confidentiality	45
11.2 Disclosure of Agreement	46
11.3 Publications	46
11.4 Press Releases	47
11.5 Employees and Consultants	47

Article 12. REPRESENTATIONS AND WARRANTIES	47
12.1 Mutual Representations and Warranties	47
12.2 UGNX’s Representations and Warranties	48
12.3 KHK’s Representations and Warranties	48
12.4 Limitation on Warranties; No Implied Warranties	48

Article 13. OTHER COVENANTS AND AGREEMENTS	49
13.1 KHK Licenses to Third Parties	49
13.2 Mutual Covenants	49
13.3 Exclusivity	50
13.4 Mutual Policing Obligations	50
13.5 Annual Meetings	50
13.6 Performance Through Affiliates	50

Article 14. INDEMNIFICATION AND INSURANCE	50
14.1 Indemnity by UGNX	50
14.2 Indemnity by KHK	51
14.3 Procedure for Indemnification	51
14.4 Losses for Product Liability Claims	52
14.5 Insurance	53

Article 15. TERM AND TERMINATION	53
15.1 Term	53
15.2 Termination by Either Party for Breach or Insolvency	53
15.3 Special Termination Rights of KHK	54
15.4 Key Man Provision	55
15.5 Post-Termination Commercialization by KHK	56
15.6 Effect of Expiration or Termination of this Agreement	58
15.7 Effect of Certain Terminations	58
15.8 Remedies Cumulative and Nonexclusive	59

Article 16. DISPUTE RESOLUTION	60
16.1 Disputes	60
16.2 Agreement to Arbitrate	60
16.3 Number and Appointment of Arbitrators	60
16.4 Special Rules For Certain Specific Disputes (Baseball Arbitration)	60
16.5 Conduct of Arbitration	61

16.6 Place of Arbitration	61
16.7 Powers of the Arbitrators, Limitations on Remedies	61
16.8 Arbitration Award	61
16.9 Confidentiality	61
16.10 Costs	61
16.11 Injunctive or Other Interim Relief	61
16.12 Continued Performance	62
16.13 Governing Law	62
16.14 Separability and Survival of the Agreement to Arbitrate	62

Article 17. OTHER PROVISIONS	62
17.1 Non-Solicitation of Employees	62
17.2 Force Majeure	62
17.3 Exclusions of Consequential Damages	62
17.4 Assignment	63
17.5 Severability	63
17.6 Notices	63
17.7 Entire Agreement; Amendments	64
17.8 Headings	64
17.9 Independent Contractors	64
17.10 Subcontractors	64
17.11 Waiver	64
17.12 Counterparts	64
17.13 Waiver of Rule of Construction	64
17.14 Third Party Beneficiaries	64
17.15 Further Assurances	65
17.16 Construction of Agreement	65

Execution Copy

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”) is made effective as of August 29, 2013 (the “Effective Date”), by and between Kyowa Hakim Kirin Co., Ltd., a company organized and existing under the laws of Japan, with an address at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, 100-8185, Japan (“KHK”), and Ultragenyx Pharmaceutical Inc., a company organized and existing under the laws of California, U.S.A., with an address at 60 Leveroni Ct. Novato, CA 94949, U.S.A. (“UGNX”). KHK and UGNX are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, KHK desires to grant UGNX, and UGNX desires to accept, certain licenses and other rights subject to the terms of this Agreement regarding the Development and Commercialization of the Licensed Products in the Territory and the European Territory (each as defined below); and

WHEREAS, the Parties desire to set forth the terms and the conditions of such licenses and other rights;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions. When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement.

1.1.1 “Affiliate” with respect to a Party means an individual, trust, business trust, joint venture, partnership, corporation, association or other legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Party. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of a legal entity.

1.1.2 “Applicable Laws” means any federal, state, local, national and supra-national laws, statutes, rules and/or regulations, including any rules, regulations, guidance, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and apply to a particular activity hereunder and including laws, regulations and guidelines governing the import, export, development, manufacture, marketing, distribution and/or sale of Licensed Products.

1.1.3 “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in either Tokyo, Japan, or San Francisco, U.S.A., are required by law to remain closed.

1.1.4 “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.1.5 “Calendar Year” means the period beginning on the Effective Date and ending on the last day of the Calendar Year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.1.6 “CKD” means chronic kidney disease.

1.1.7 “Clinical Trial” means a Phase 1 Clinical Trial, a Phase 2 Clinical Trial, a Phase 3 Clinical Trial, a Phase 4 Clinical Trial, a Phase 5 Clinical Trial or a combination of any of the foregoing.

1.1.8 “Commercialization Costs” means [***], including [***], incurred by or on behalf of a Party in accordance with this Agreement and attributable to, or reasonably allocable to, the [***] of the [***] in the [***], including [***].

1.1.9 “Commercialization” means any and all activities relating to marketing, selling, promoting, distributing, importing, detailing, offering to sell, having sold, and/or selling the Licensed Products, whether before or after the Marketing Approvals and Pricing and/or Reimbursement Approvals for such Licensed Product have been obtained. When used as a verb, “Commercialize,” means to engage in Commercialization.

1.1.10 “Commercially Reasonable Efforts” means, with respect to a Party in the performance of its obligations hereunder, the application by or on behalf of such Party of a level of efforts that a similarly-situated pharmaceutical or biotechnology company, as the case may be, would apply to such activities in relation to a similar pharmaceutical product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential, profit potential and strategic value (in each case as compared to the Licensed Products) taking into account efficacy, safety, expected labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors, or patent or other intellectual property rights, alternative products and other relevant factors, based on conditions then prevailing.

1.1.11 “Confidential Information” means information of a confidential or proprietary nature disclosed by a Party to the other Party hereunder, whether disclosed in oral, written, graphic or electronic form provided that Confidential Information disclosed in written, graphic or electronic form expressly indicates the confidential nature of such information and that Confidential Information disclosed orally is reduced to writing in summary form indicating the confidential nature of such information within [***] Business Days of disclosure, in connection with this Agreement or the performance of its obligations hereunder, including any such information related to any scientific, clinical, engineering, manufacturing, marketing, financial or personnel matters relating to a Party, or related to a Party’s present or future products, sales, suppliers, customers, employees, investors, business plans, Know-How, regulatory filings, data, compounds, research projects, work in progress, future developments or business, in all such cases whether disclosed in oral, written, graphic or electronic form; provided, however, that in any event, Confidential Information excludes any information that: (a) is known by recipient at the time of its receipt, and not through a prior disclosure by or on behalf of the disclosing Party, as documented by contemporaneous business records; (b) is or becomes properly in the public domain through no fault

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the recipient; (c) is subsequently disclosed to the recipient by a Third Party who may lawfully do so and is not directly or indirectly under an obligation of confidentiality to the disclosing Party, as documented by written business records in existence prior to the receipt of such information from the disclosing Party; or (d) is developed by the recipient independently of, and without reference to or use of, Confidential Information received from the disclosing Party.

1.1.12 “Control” means with respect to any Patent Rights, Know-How or other intellectual property rights, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right to or under, such Patent Rights, Know-How or other intellectual property rights as provided for herein without violating the terms of any agreement or other arrangements with any Third Party at the time when such license, sublicense or other rights are first granted hereunder.

1.1.13 “Development” means, with respect to the [***] and the [***], including the [***]. When used as a verb, “Develop” means to engage in Development.

1.1.14 “Development Costs” means all [***], including [***], incurred by or on behalf of a Party in accordance with this Agreement and attributable to, or reasonably allocable to, the [***] of the [***] in the [***] and that are [***], including [***].

1.1.15 “Drug Substance” means the recombinant human IgG1 monoclonal antibody targeting FGF23 identified as KRN23 with the amino acid sequence set forth on Schedule 1.1.15.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.16 “European Centralized Approval” means a [***].

1.1.17 “European Core Territory” means [***].

1.1.18 “European Territory” means (a) the European Core Territory, if any; (b) any other member states of the European Union (if applicable); and (c) Switzerland and Turkey.

1.1.19 “European Union” means the European Union consisting of all member states thereof as of the Effective Date.

1.1.20 “European Transition Date” means the date on which Marketing Approval for a Licensed Product for the First Indication is obtained in the European Territory on a country-by-country basis (or, in the case of the European Core Territory, the date on which the European Centralized Approval is obtained for a Licensed Product for the First Indication). By way of illustration, if UGNX [***].

1.1.21 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.1.22 “Field” means the treatment and/or prevention of: (a) any Orphan Disease (whether or not listed in the following clauses); (b) XLH; (c) [***]; (d) [***]; (e) [***]; and (f) [***]; provided, however, that the Field will not include either (i) [***] or (ii) [***].

1.1.23 “Financial Exhibit” means the exhibit attached hereto as Exhibit A.

1.1.24 “First Commercial Sale” means, with respect to a country in the [***] or [***], the first commercial sale of any Licensed Product to a Third Party for use, consumption or resale in that country after obtaining Marketing Approval and Pricing and/or Reimbursement Approval in that country. For the avoidance of doubt, [***].

1.1.25 “First Indication” means [***].

1.1.26 “First Pediatric Study” means a first Clinical Trial in pediatric patients in the First Indication.

1.1.27 “First Pediatric Study Deadline” is defined in Section 15.3.1(a).

1.1.28 “Force Majeure Event” is defined in Section 17.2.

1.1.29 “FTE” means a full time equivalent person year (consisting of a total of [***] per year) for personnel supporting [***] and/or [***] and/or [***] of [***] in [***] in accordance with this Agreement. For the avoidance of doubt, [***].

1.1.30 “FTE Costs” means all costs for FTEs calculated by multiplying (a) [***] by (b) the [***], provided that, to the extent either Party is unable to fully track the number of FTEs utilized, the Parties shall agree on a mechanism for estimating such number. For clarity, FTE Costs shall in no case include [***], provided that costs [***], may be included.

1.1.31 “FTE Rate” means, except as specified in the Financial Exhibit with respect to the Sales Force FTE Rate therein defined, [***] for each of KHK and UGNX (such amount premised on the accuracy of information disclosed and used to determine the amount), with respect to the [***]. With respect to [***]. At the time of any [***] proposed by either Party, the other Party (“Reviewing Party”) shall have the right to review, upon written request, the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

information (including actual costs and applicable assumptions) used by the proposing Party to determine its FTE Rate. The proposing Party shall provide any such information (in an accurate manner) reasonably requested by the Reviewing Party, and in the event the Reviewing Party reasonably believes that additional discussions are required to confirm the basis for the determination of such FTE rate, the Parties shall engage in such discussions in good faith. For clarity, the FTE Rate shall in no case include [***], provided that costs [***], may be included.

1.1.32 “GAAP” means generally accepted accounting principles applicable to a Party in a particular country (e.g., Japanese Accounting Standards or U.S. Generally Accepted Accounting Principles) as consistently applied throughout the applicable periods indicated herein by or on behalf of the relevant Party.

1.1.33 “GMP” means the then-current good manufacturing practices required by the FDA and as set forth in the laws and regulations in the United States with respect thereto, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Laws and requirements of Regulatory Authorities applicable to the manufacture and testing of pharmaceutical materials in jurisdictions within the Territory, as they may be updated from time to time, including applicable rules and guidelines promulgated under the International Conference on Harmonization.

1.1.34 “IND” means an Investigational New Drug Application filed with the FDA pursuant to 21 CFR 312.20, or the corresponding filing required for the clinical testing in humans of a pharmaceutical product in any country or regulatory jurisdiction other than the United States.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.35 “Initiation” means, with respect to [***], the date on which [***]. “Initiate” shall have a correlative meaning.

1.1.36 “In-Licenses” means: (a) [***]; (b) [***]; and (c) [***].

1.1.37 “Joint Invention” means any invention made by at least [***].

1.1.38 “Key Latin American Country” means any of the following countries: [***].

1.1.39 “KHK Invention” means any invention or discovery that relates to a [***] (a) a [***] or (b) [***].

1.1.40 “KHK Non-Core Development Plan” means KHK’s plan for the KHK Non-Core Development Activities.

1.1.41 “KHK Out-of-Field Products” means [***] for use outside of the Field.

1.1.42 “KHK Regulatory Data” means all regulatory filings made by or on behalf of KHK (including by its Affiliates and licensees other than UGNX) with respect to the Licensed Products and all data generated by or on behalf of KHK (including by its Affiliates and licensees) in the performance of non-clinical and clinical development activities or regulatory activities, including any information contained in any regulatory filings with respect to the Licensed Products and the results of, and all information generated in connection with, any non-clinical or clinical studies or regulatory activities performed by or on behalf of KHK with respect to the Licensed Products.

1.1.43 “KHK Trademark” means any trademark or trade name, including registrations and applications therefor, owned or Controlled by KHK covering KHK’s corporate name and/or company logo.

1.1.44 “Know-How” means any non-public knowledge, experience, know-how, technology, information and data (including pharmacological, toxicological and clinical data and analytical and quality control data), trade secrets, formulas and formulations, processes, techniques, unpatented inventions, methods, discoveries, specifications, formulations, compositions, materials, ideas, developments, test procedures and results, together with all documents and files embodying the foregoing, but excluding, in any event, any patent rights in any of the foregoing.

1.1.45 “Latin America” means Central America and South America, where “Central America” means Belize, Costa Rica, El Salvador, Guatemala, Honduras, Mexico, Nicaragua and Panama; and “South America” means Argentina, Bolivia, Brazil, Chile, Columbia, Ecuador, Guyana, Paraguay, Peru, Surinam, Uruguay and Venezuela.

1.1.46 “Licensed Know-How” means Know-How Controlled by KHK or its Affiliates at any time during the Term which (a) relates to the Drug Substance and/or the Licensed Products, and (b) is necessary or useful for the Development, use or Commercialization of the Drug Substance and/or Licensed Products in the Field. Without limiting the foregoing, “Licensed Know-How” shall include the KHK Clinical Data and KHK Regulatory Data.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.47 “Licensed Patent Rights” means all patents and patent applications (and patents issued from the foregoing) Controlled by KHK or its Affiliates at any time during the Term which (a) cover the Drug Substance and/or the Licensed Products or their use and (b) are necessary or useful for the Development, use or Commercialization of the Drug Substance and/or the Licensed Products in the Field. A list of Licensed Patent Rights as of the Effective Date is attached as Schedule 1.1.47.

1.1.48 “Licensed Products” means any formulation or product that is comprised of, in whole or in part, or containing the Drug Substance as an active ingredient (regardless of dosage, strength or size).

1.1.49 “Licensed Technology” means the Licensed Patent Rights and the Licensed Know-How.

1.1.50 “Marketing Approval” means, with respect to a Licensed Product in a country or region, all registrations or authorizations (other than Pricing and/or Reimbursement Approvals) required from Regulatory Authority(ies) to market and sell such Licensed Product in such country or region. For the avoidance of doubt, with respect to the European Core Territory, “Marketing Approval” may consist of a European Centralized Approval.

1.1.51 “Marketing Materials” is defined in Section 6.4.

1.1.52 “Medical Geneticist” means a medical professional who specializes in the diagnosis, treatment, counseling and/or management of patients with hereditary disorders.

1.1.53 “Named Patient Sale(s)” means the sale of a Licensed Product in a country on a “named-patient” basis to meet the needs of particular patients under the order of a physician or other health care professional.

1.1.54 “Net Sales” means, with respect to any Licensed Product, the gross amounts invoiced by a Party or its Affiliates (“Selling Party”) to any Third Party for sales of such Licensed Product in any indication in the Field in the Territory or in the European Territory, as applicable, including Named Patient Sales, less the following items, provided that they are bona fide:

(a) actual credits, refunds or allowances to Third Party customers for spoiled, damaged, rejected, recalled, outdated and reasonably returned Licensed Products;

(b) discounts, including cash, volume, quantity and other trade discounts, charge-back payments, and rebates and allowances actually granted, incurred or allowed in the ordinary course of business, as well as government-required discounts and allowances (including government rebates and other price reductions), and other reductions, concessions and allowances that effectively reduce the selling price to the Selling Party;

(c) transportation charges, freight, postage and insurance (but only insurance related to protecting the particular shipment against physical loss or damage); and

(d) sales, use or excise Taxes and import/export duties or tariffs and similar governmental charges actually due or incurred in connection with the sales of such Licensed Products.

Components of Net Sales shall be determined in the ordinary course of business in accordance with GAAP (as applicable in the country of sale), consistently applied. Net Sales shall include, for any Licensed Product, [***]. Notwithstanding the above, to the extent KHK and/or its Affiliates enter into an arrangement that calls for or permits the manufacturing and/or sale of Licensed Products by a Third Party (whether or not a Sublicensee) in consideration for a running royalty or other consideration that operates as a substitute thereof (other than milestone payments or upfront payments) then such Third Party shall be the “Selling Party” and its sales or resales shall be included in definition of “Net Sales”. Furthermore, the Parties acknowledge and agree that, with respect to the [***], Net Sales shall be determined based on [***], provided that, in the [***]. For purposes of determining when a sale of any Licensed Products occurs for purposes of calculating Net Sales, the sale will be deemed to occur on date the Licensed Products are shipped. No deductions shall be made for commissions paid to individuals or agents, nor shall any deductions be permitted for the cost of collections. For purposes of determining Net Sales, a “sale” shall not include transfers or dispositions, at no cost or below cost, of Licensed Products for charitable, non-clinical, clinical or regulatory purposes or for promotional samples or free goods. Amounts invoiced by the Selling Party for the sale of Licensed Products to another Affiliate for resale to a Third Party shall not be included in the computation of Net Sales hereunder. In the event that the Selling Party sells the Licensed Products: (a) to a Third Party in a bona fide arm’s length transaction, for material consideration, in whole or in part, other than cash (but excluding, for the avoidance of doubt, consideration in the form of non-financial legal terms and conditions incident to sale including, for clarity, the supply of Licensed Products for non-commercial purposes substantially at cost); (b) to a Third Party in other than a bona fide arm’s length transaction; or (c) with discounts of Licensed Products that are disproportional to the discounts of other products sold by the Selling Party in conjunction with such Licensed Products, the Net Sales price for such Licensed Product shall be deemed to be the standard invoice price then being invoiced by the Selling Party in an arm’s length transaction with similar customers in the same country within the Territory and/or the European Territory. In the event that the Selling Party includes one or more Licensed Product as part of a bundle of products, the price for such Licensed Products shall be deemed to be the standard invoice price for such Licensed Products when sold separately and not as part of a bundle of products. In the event that no separate prices are charged in the applicable transaction, then Net Sales for such bundle shall be determined based on the list price for the Licensed Product and the other products or services in the relevant country during the accounting period in which the sale was made. If no list price exists in such country for the Licensed Product or the other products or services that are part of the bundle, then Net Sales for such bundle shall be equitably determined based on the fair market value of the Product relative to that of the other products or services. Any dispute between the Parties with respect to the determination of such market value shall be finally resolved pursuant to Section 16.4.

1.1.55 “Non-Core Development Plan” means, as applicable, the UGNX Non-Core Development Plan and/or the KHK Non-Core Development Plan.

1.1.56 “Orphan Disease” means a disease or condition for which in any given country a pharmaceutical treatment meets, as of the Effective Date, the definition of an “orphan product” or “orphan drug” for treatment of a “rare disease” under the U.S. Orphan Drug Act or Regulation No. 141/2000 of the European Parliament and of the Council of 16 December 1999 on orphan medicinal products, each as amended, or any successor laws or regulations thereto.

1.1.57 “Option Negotiation Right Field” means all [***] and the Licensed Products outside of the Field, [***]. Option Negotiation Right Field shall not include [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.58 “Patent Rights” means all issued patents and patent applications, certificates of invention, or applications for certificates of invention, together with any extensions, registrations, confirmations, provisionals, divisionals, continuations, continuations in part (to the extent the claims in such continuation-in-part application are directed to subject matter specifically described in such prior patent application), and patents issuing therefrom, reissues, divisions, continuations, or continuations-in-part, reexaminations, substitutions, renewals, restorations, additions, registrations, and foreign counterparts thereof, as well as extensions and supplementary protection certificates based thereon

1.1.59 “Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization.

1.1.60 “Phase 1 Clinical Trial” means a human clinical trial performed in accordance with Applicable Laws that provides for the first introduction of a Licensed Product into humans for the purpose of determining human toxicity, metabolism, biomarker, absorption, elimination and other pharmacological action.

1.1.61 “Phase 2 Clinical Trial” means a human clinical trial performed in accordance with Applicable Laws in patients with a particular disease or condition which is designed to establish the safety, appropriate dosage, efficacy, and tolerability of a Licensed Product given its intended use and to initially explore its efficacy for such disease or condition and will include such a clinical trial intended to be a pivotal trial.

1.1.62 “Phase 3 Clinical Trial” means a registration or pivotal clinical trial performed in accordance with Applicable Laws and conducted in subjects with a particular disease or condition which is designed to establish the efficacy and safety of a Licensed Product given its intended use and to define warnings, precautions and adverse events that are associated with such Licensed Product in the dosage range intended to be prescribed.

1.1.63 “Phase 4 Clinical Trial” means a post-registration clinical trial or post-marketing surveillance study performed in accordance with Applicable Laws and required as a condition to, or for the maintenance of, any Marketing Approval or Pricing and/or Reimbursement Approval for a Licensed Product.

1.1.64 “Phase 5 Clinical Trial” means a post-registration clinical trial that is not required as a condition to, or for the maintenance of, any Marketing Approval or Pricing and/or Reimbursement Approval for a Licensed Product. Phase 5 Clinical Trials are commonly referred to as “post-marketing clinical trials”.

1.1.65 “Pricing and/or Reimbursement Approvals” means, with respect to a Licensed Product in any country or region where Regulatory Authorities may approve or determine pricing or pricing reimbursement for such Licensed Product, such approval or determination.

1.1.66 “Product Trademarks” means any trademarks or trade name, and registrations and applications therefor, for a Licensed Product selected in accordance with Section 2.4 for use in connection with the Commercialization of such Licensed Product in the Territory or the European Territory in the Field (excluding, in any event, KHK Trademarks and UGNX Trademarks).

1.1.67 “Profit Share Territory” means the U.S. and Canada.

1.1.68 “Profit Share Territory Transition Date” means the fifth (5th) anniversary of the First Commercial Sale in the U.S. in the First Indication.

1.1.69 “Regulatory Authority” means any applicable governmental regulatory authority involved in granting approvals for the manufacture, Commercialization, reimbursement and/or pricing a Licensed Product. Regulatory Authority includes the FDA in the U.S. or the applicable governmental regulatory authority in any country or region, or any successor agency of the foregoing having regulatory jurisdiction over the manufacture, distribution and sale of drugs in any country or region.

1.1.70 “Regulatory Filings” means any filings that may be required for any Marketing Approval, Pricing and/or Reimbursement Approval or otherwise filed or submitted to a Regulatory Authority in an effort to comply with Applicable Laws with respect to the Development or Commercialization of a Licensed Product. Regulatory Filings include any IND (or similar filing outside the U.S.), Biologic Licensing Application (or similar filing outside the U.S.), clinical study protocols and Regulatory Authority briefing books.

1.1.71 “Rest of the World” means all countries and territories outside the [***] and the [***].

1.1.72 “Royalty Term” means: (a) with respect to each country in the [***] and [***], the period of time commencing on the date of the First Commercial Sale in that country and continuing for as long as any Licensed Product is sold by UGNX or its Affiliates, or KHK or its Affiliates or other Selling Party, as applicable, in or to such country, and (b) with respect to each country in the [***], the period of time commencing on the [***] and continuing for as long as any Licensed Product is sold by KHK or its Affiliates or other Selling Party, as applicable, in any country of the [***].

1.1.73 “Specifications” means the specifications of the Licensed Products and the active pharmaceutical ingredient form of the Drug Substance (“API”), as determined and updated based on KHK’s actual specifications thereof, that include the minimum shelf life therefor and the tests, references to analytical procedures, and appropriate acceptance criteria that (a) are numerical limits, ranges, or other criteria for the tests, analytical procedures and other criteria described, and (b) establish the set of criteria to which the Licensed Product or the API should conform when tested by the tests, analytical procedures and acceptance criteria listed in the Specifications.

1.1.74 “Sublicensee” means a Third Party to whom KHK or any of its Affiliates has granted a license or a sublicense under the Licensed Technology to Develop and/or Commercialize Licensed Products in the Field, but excluding, for clarity, any Third Party distributor that has no rights other than to resell the Licensed Products, and for which resale KHK, its Affiliates or Sublicensees, as applicable, receive no further consideration (such as royalties) beyond the price for the initial sale to the distributor.

1.1.75 “Tax” or “Taxes” means any taxes, assessments or the like on income, profits, gross receipts, net proceeds, sales, value-added, ad valorem, withholding, or other such taxes or governmental charges.

1.1.76 “Territory” means the Profit Share Territory and Latin America, except for any country removed from the Territory in accordance with the express terms and conditions of Section 15.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.77 “Third Party” means a Person other than KIM, UGNX or their respective Affiliates.

1.1.78 “Type-C Meeting” means a meeting (other than a Type A or Type B meeting) between the FDA and a sponsor or applicant regarding the development and review of a product in a human drug.

1.1.79 “UGNX Non-Core Development Plan” means UGNX’s plan for the UGNX Non-Core Development Activities.

1.1.80 “UGNX Invention” means any invention or discovery that relates to a Licensed Product and that is conceived, made or generated during the Term in the performance of activities undertaken pursuant to this Agreement solely by employees, agents, or independent contractors of UGNX or its Affiliates (including any enhancement or modification of a Licensed Product’s use, dosage form or formulation).

1.1.81 “UGNX Regulatory Data” means all Regulatory Filings made by or on behalf of UGNX with respect to the Licensed Products and all data generated by or on behalf of UGNX in the performance of UGNX Core Development Activities or Regulatory Activities, including any information contained in any Regulatory Filings with respect to Licensed Products and the results of, and all information generated in connection with, any UGNX Core Development Activities or Regulatory Activities performed by or on behalf of UGNX pursuant to this Agreement. UGNX Regulatory Data shall be jointly owned by UGNX and KIM and used in accordance with Section 4.8.1.

1.1.82 “UGNX Trademark” means any trademark or trade name, and registrations and applications therefor, owned or Controlled by UGNX in the Territory and covering UGNX’s (or its Affiliate’s) corporate name or company logo.

1.1.83 “United States” or “U.S.” means the United States of America and its territories and possessions.

1.1.84 “XLH” means x-linked hypophosphatemic rickets/osteomalaica.

1.1.85 “001 and 002 Studies” means the Phase 1/2 study (KRN23-INT-001) and the Phase 1/2 extension study (KRN23-INT-002) in adult XLH patients undertaken by KHK as of the Effective Date.

1.2 Additional Definitions. In addition, each of the following definitions will have the respective meanings set forth in the Section of this Agreement indicated below:

Definitions	Section
Additional Indication	4.5
Agreement	Preamble
API	1.1.67
Audited Party	9.2.2
Chairman	16.3
Commercial Supply Agreement	8.3.1
Commercial Supply Cost	8.3.2(a)
Committee	3.2.1
Competing Product Infringement	10.5.1

Definitions	Section
Core Development Activities	4.2
Core Development Plan	4.2
Day-to-Day Core Development Activities	Schedule 4.3.2
Delivery	8.2.3
Dispute	16.1
Effective Date	Preamble
European Marketing Approval	15.3.2(a)
ICC	16.2
Indemnifying Party	14.3
Indemnitee	14.3
Inventing Party	10.3
JCC	3.2.1
JDC	3.2.1
JSC	3.1.1
KHK	Preamble
KHK Clinical Data	4.8.2
KHK Core Development Activities	4.3.1(b)
KHK Indemnitees	14.1
KHK. Non-Core Development Activities	4.11.1(a)
KHK Sales Royalties	7.2.3
Lead Development Party	4.3.1(a)
Losses	14.1
Manufacturing-Related Development Activities	4.6
Marketing Budget	6.1.7(b)
Marketing Plan	6.1.7(a)
Negotiation Period	13.1.2
Non-Promoting Third Party(ies)	1.1.54
Pivotal Study Initiation	15.4
Profit-Sharing Period	7.1.3
Notice	17.6
On-Going Clinical Trials	4.3.1(a)
Qualifying Pivotal Study	15.5(c)
Party	Preamble
Product Liability Claim	14.4
Product Liability Shared Losses	14.4(b)(i)
Publication	11.3.1
Regulatory Activities	5.1.1
Responsible Party	4.11.2
Rules	16.2
Safety Agreement	5.4
Sales, Promotion and Marketing Activities	6.1.1
Selling Party	1.1.54
Term	15.1
Third Party Manufacturer	8.5.1
Tribunal	16.3
UGNX	Preamble
UGNX Clinical Data	4.8.1
UGNX Core Development Activities	4.3.1(a)
UGNX Forecast	8.2.1
UGNX Indemnitees	14.2
UGNX IPO	15.4
UGNX Non-Core Development Activities	4.11.1(b)
UGNX Sales Royalties in the European Territory	7.2.1
UGNX Revenue Share in the Profit Share Territory	7.2.2
US Extension Period	15.3 .3(b)

Definitions	Section
US Marketing Approval	15.3.3	(a)
VAT	7.6.2

1.3 Financial Terms. All financial and accounting terms not otherwise defined in this Agreement, whether capitalized or not, will have the meanings assigned to them in accordance with GAAP.

ARTICLE 2.

LICENSES

2.1 Licenses Regarding Licensed Technology.

2.1.1 Licenses for Profit Share Territory. Subject to the terms and conditions of this Agreement, KHK hereby grants to UGNX, without right to sublicense: (a) an exclusive (except for KHK and its subcontractors, solely to the extent necessary to exercise KHK’s rights and to perform KHK’s obligations under this Agreement), royalty-free license under the Licensed Technology to Develop the Licensed Products in the Field in the Profit Share Territory until the later of (i) the day immediately preceding the Profit Share Territory Transition Date and (ii) if applicable, the completion of the UGNX Core Development activities in the Profit Share Territory under this Agreement; and (b) subject to the restrictions in Section 6.1.2, a non-exclusive license, royalty-free under the Licensed Technology to promote the Licensed Products in the Field in the Profit Share Territory until the end of the Term.

2.1.2 Licenses for Latin America. Subject to the terms and conditions of this Agreement, KHK hereby grants to UGNX and its Affiliates, without right to sublicense, an exclusive, royalty-bearing (as described in Section 7.2.3) license under the Licensed Technology to Develop, Commercialize, import and export the Licensed Products in the Field in Latin America until the end of the Term.

2.1.3 Licenses for European Territory. Subject to the terms and conditions of this Agreement, KHK hereby grants to UGNX a non-exclusive, royalty-free license under the Licensed Technology to Develop the Licensed Products in the Field in the European Territory, on a country-by-country basis, until the later of (a) the day immediately preceding the applicable European Transition Date and (b) if applicable, the completion of the UGNX Core Development activities in the European Territory under the Agreement.

2.1.4 In-Licenses. KHK shall not terminate or breach the In-Licenses (or otherwise cause them to be terminated), or amend the In-Licenses in any way that could reasonably be expected to materially conflict or adversely affect the performance of the activities contemplated by or rights granted under this Agreement. For clarity, this Section 2.1.4 shall be subject to Section 17.2 (Force Majeure).

2.2 No Sublicense Rights. Subject to Section 13.6, it is agreed between the Parties that UGNX shall exercise the licensed rights granted hereunder and that UGNX shall perform the Development and Commercialization authorized under this grant of license. Accordingly, no sublicense rights are granted hereunder to UGNX, provided that for the avoidance of doubt, UGNX may (a) subject to the obligation to inform the JDC about the engagement of CROs (Contract Research Organizations), use subcontractors for specific functions in connection with Development and/or Commercialization of Licensed Products in accordance with the terms of the Agreement (including Section 17.10) and/or (b) Commercialize Licensed Products in accordance with the terms of the Agreement through commercially reasonable distributors and/or resellers.

2.3 KHK Trademarks.

2.3.1 License. Subject to the terms and conditions of this Agreement, KHK hereby grants to UGNX a non-exclusive (except in Latin America, where such license shall be exclusive in the Field) license to use the KHK Trademarks solely in connection with UGNX’s exercise of the licenses granted to it pursuant to Section 2.1 above. UGNX shall use the KHK Trademarks: (a) solely in the manner specified in this Agreement in connection with Licensed Products and not for any other goods or services; and (b) in each case, with KHK’s Trademark above UGNX’s Trademark if aligned vertically or to the left of UGNX’s Trademark if aligned horizontally and otherwise only in the form and manner as reasonably prescribed in writing to UGNX in advance from time to time by KHK (provided, however, that UGNX shall have a reasonable period of time to modify any of its promotional, marketing, regulatory or other practices, including in light of Applicable Laws, and/or cease use of the KHK Trademarks, as may be reasonably necessary to comply with any such form and manner prescriptions and/or any changes thereto). Without limiting the foregoing, any use by UGNX of a KHK Trademark for Licensed Products should be accompanied by a trademark notice that states that such KHK Trademark is a trademark (or a registered trademark, if applicable) of Kyowa Hakko Kirin Co., Ltd. Any use by UGNX of the KHK Trademarks, and KHK’s maintenance of the KHK Trademarks, shall be in compliance with all Applicable Laws, including those relating to the licensing of trademarks, in the Territory and the European Territory. UGNX agrees to promptly correct any failure to comply with this Section 2.3 (subject to the cure period provided for in Section 15.2.1).

2.3.2 No Ownership of KHK Trademarks. UGNX acknowledges KHK’s ownership of all right, title and interest in and to the KHK Trademarks, and agrees that it will do nothing inconsistent with such ownership, that all use of the KHK Trademarks by UGNX will inure to the benefit of and be on behalf of KHK, and that any goodwill associated with the use of any KHK Trademark by UGNX will inure to the benefit of KHK. UGNX agrees that nothing in this Agreement will give UGNX any right, title or interest in the KHK Trademarks other than the right to use the KHK Trademarks in accordance with this Agreement. Anything in this Agreement to the contrary notwithstanding, if by virtue of UGNX’s use of the KHK Trademarks, UGNX acquires any equity, title or other rights in or to the KHK Trademarks, UGNX hereby agrees all such equity, title or other rights in or to the KHK Trademarks belong to KHK upon creation of the value, and UGNX agrees to and hereby does assign and transfer any such KHK Trademark rights to KHK. UGNX agrees not to use or file any application to register any trademark or trade name that is confusingly similar to any KHK Trademark.

2.4 UGNX Trademarks.

2.4.1 License. Subject to the terms and conditions of this Agreement, UGNX hereby grants to KHK a non-exclusive, royalty-free license to use the UGNX Trademarks solely to promote Licensed Products in the Field in accordance with this Agreement.

2.4.2 No Ownership of UGNX Trademarks. KHK acknowledges UGNX’s ownership of all right, title and interest in and to the UGNX Trademarks, and agrees that it will do nothing inconsistent with such ownership, that all use of the UGNX Trademarks by KHK will inure to the benefit of and be on behalf of UGNX, and that any goodwill associated with the use of any UGNX Trademark by KHK will inure to the benefit of UGNX. KHK agrees that nothing in this

Agreement will give KHK any right, title or interest in the UGNX Trademarks other than the right to use the UGNX Trademarks in accordance with this Agreement. Anything in this Agreement to the contrary notwithstanding, if by virtue of KHK’s use of the UGNX Trademarks, KHK acquires any equity, title or other rights in or to the UGNX Trademarks, KHK hereby agrees all such equity, title or other rights in or to the UGNX Trademarks belong to UGNX upon creation of the value, and KHK agrees to and hereby does assign and transfer any such UGNX Trademark rights to UGNX. KHK agrees not to use or file any application to register any trademark or trade name that is confusingly similar to any UGNX Trademark.

2.5 Use of KHK Trademarks and UGNX Trademarks.

2.5.1 Product Packaging.

(a) Subject to Section 2.3 and the requirements of Applicable Laws, for so long as UGNX promotes Licensed Products to Medical Geneticists, UGNX may request KHK to include one or more UGNX Trademarks on the product packaging for all Licensed Products in the Field to be Commercialized in the Profit Share Territory, and KHK shall use Commercially Reasonable Efforts to include such UGNX Trademarks in an appropriate manner.

(b) Subject to Section 2.3 and the requirements of Applicable Laws, UGNX may include one or more UGNX Trademarks on the product packaging for all Licensed Products in the Field to be Commercialized in Latin America.

2.5.2 Marketing Materials.

(a) Subject to Section 2.3 and the requirements of Applicable Laws, UGNX shall have the right to use one or more UGNX Trademarks on Marketing Materials to be used (i) in the Profit Share Territory through the day immediately preceding the Profit Share Territory Transition Date and (ii) in Latin America, and UGNX shall reasonably consider any request by KHK to include one or more KHK Trademarks on such Marketing Materials.

(b) Subject to Section 2.4 and the requirements of Applicable Laws, KHK shall have the right to use one or more KHK Trademarks on Marketing Materials to be used in the Profit Share Territory beginning on the Profit Share Territory Transition Date and in the European Territory, and shall reasonably consider any request by UGNX to include one or more UGNX Trademarks on such Marketing Materials.

2.6 Product Trademarks. The Parties will jointly select the Product Trademarks for use in connection with the Commercialization of the Licensed Products in the Territory and the European Territory in the Field (which Product Trademarks may or may not be the same as the names, marks and logos used for the Licensed Products in the Rest of the World) provided, however, that in the event of a dispute with respect to such selection, KHK will have the authority to make any final decision. Furthermore, KHK will be responsible for (and will control) the filing, prosecution, maintenance and defense of all registrations of the Product Trademarks in the Territory and the European Territory, and will be solely responsible for the payment of any costs incurred by KHK relating to filing, prosecution, maintenance, defense and enforcement of the Product Trademarks in the Territory and the European Territory. KHK hereby grants to UGNX a non-exclusive license to use the Product Trademarks in the Territory solely in connection with UGNX’s exercise of the licenses granted to it pursuant to this Article 2 or otherwise in accordance with this Agreement. The use of the Product Trademarks by UGNX in the Profit Share Territory will be royalty-free and the royalties for use of the Product Trademarks by UGNX in Latin America will be deemed to be included within the royalty amounts set forth in Section 7.2.3. In the event that UGNX wishes to use any trademark(s) owned by UGNX as Product Trademarks for any Licensed Products, following the Parties’ mutual agreement to use such trademark(s), UGNX shall transfer the rights to such trademark(s) free-of-charge to KHK and KHK shall license such trademark(s) to UGNX for use in accordance with this Agreement.

2.7 Reservation of Rights.

2.7.1 Development and Commercialization. Except as expressly set forth in this Agreement, all rights to Develop and Commercialize the Licensed Products will be retained by KHK. For the avoidance of doubt, subject to the terms of this Agreement, KHK retains the exclusive right to Commercialize the Licensed Products in the European Territory (including through commercially reasonable distributors and/or resellers) and the exclusive right to Develop and Commercialize the Licensed Products in Japan. In the event KHK decides to license or sublicense its right to Develop and/or Commercialize the Licensed Products in the European Territory, (a) each license or sublicense granted by KHK shall be subject to the terms of this Agreement, and KHK shall remain responsible for compliance with the relevant terms of this Agreement by each Sublicensee, and (b) KHK shall provide to UGNX a copy of each license and sublicense agreement within thirty (30) days of its execution, which copy may be reasonably redacted to exclude confidential information of the applicable Sublicensee.

2.7.2 Licensed Technology, Confidential Information and Regulatory Data. Except for the rights and licenses specifically granted in this Agreement, KHK reserves all rights to the Licensed Technology, Confidential Information of KHK, KHK Regulatory Data and any regulatory filings owned or held by KHK, and, except for such specifically granted rights and licenses, this Agreement does not include the grant of any right or license, express or implied, to any other intellectual property or other rights owned or Controlled by KHK. Notwithstanding any provision to the contrary, KHK retains all rights under the Licensed Technology, Confidential Information of KHK, KHK Regulatory Data and any regulatory filings owned or held by KHK, as may be required for KHK to perform its express obligations under this Agreement.

ARTICLE 3.

JOINT STEERING COMMITTEE

3.1 Joint Steering Committee.

3.1.1 Establishment and Membership. Within thirty (30) days of the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) to coordinate and oversee the Development and Commercialization of the Licensed Products as contemplated by this Agreement.

3.1.2 Purpose of JSC. The purposes of the JSC will be: (a) to keep each Party informed about the manufacturing, Development and Commercialization of the Licensed Products; (b) to (i) review any updates or amendments to the Core Development Plan and (ii) approve any material updates or amendments to the Core Development Plan, including any updates or amendments to budgets; (c) to review (but not approve) the Marketing Plans (including monthly sales forecasts) in the Profit Share Territory and the European Territory, and any proposed material updates or amendments proposed thereto; (d) to review and approve the Marketing Budgets in the Profit Share Territory in accordance with Section 6.1.7; (e) to review (but not approve) the

Marketing Plans of each of KHK and UGNX outside the Profit Share Territory and the European Territory, and the Non-Core Development Plans, as well as any proposed material updates or amendments thereto, including the overall strategy for development activities (including proposed pricing, and forecasts); (f) to review the overall strategy for clinical and commercial manufacturing of the Licensed Products, including plans for packaging, labeling, supply chain and trade and distribution activities for the Profit Share Territory and the European Territory, and risk mitigation strategies related thereto. UGNX and KHK agree to carry out all Development of Licensed Products in the Field in the Territory and the European Territory in consultation with the JSC and the JDC, and (g) to (i) provide a forum for the Parties to discuss the working relationship between the Parties’ respective personnel, and (ii) provide recommendations to address any issues arising therefrom.

3.1.3 Membership. Each Party shall designate an equal number of representatives, to be three (3) each unless the Parties agree otherwise, with appropriate expertise to serve as members of the JSC, and each of such representatives will be an employee of such Party and will have sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. Subject to the foregoing, each Party may replace its representatives on the JSC at any time upon at least ten (10) days advance Notice to the other Party. The JSC may change its size from time to time by mutual consent of its members.

3.1.4 Administrative Chair. One member of the JSC will serve as the administrative chair of the JSC. The administrative chair will be responsible for organizing meetings and preparing and circulating an agenda in advance of each meeting of the JSC and preparing minutes of each meeting, to be approved by both Parties. For the first year, the Party at whose offices the meetings are held will appoint the administrative chair of the JSC. Thereafter, the Parties will alternate in appointing the administrative chair for one (1) year terms.

3.2 Subcommittees.

3.2.1 Establishment. The JSC may establish and disband the JDC, the JCC and such other subcommittees as deemed necessary by the JSC, provided that neither the JDC nor the JCC may be so disbanded before the later of (a) the end of the Profit-Sharing Period and (b) the end of the last to occur European Transition Date. Each such subcommittee will consist of the same number of representatives designated by each Party, which number will initially be three (3) each, and thereafter shall be as is mutually agreed by the Parties. Each Party will be free to change its representatives on Notice to the other or to send a substitute representative to any subcommittee meeting; provided, however, that each Party shall ensure that at all times during the existence of any subcommittee, its representatives on such subcommittee are appropriate in terms of expertise and seniority for the then-current stage of Development and/or Commercialization of the Licensed Products in the Field in the Territory and the European Territory and have the authority to bind such Party with respect to matters within the purview of the relevant subcommittee. Each Party’s representatives and any substitute for a representative will be bound by the obligations of confidentiality set forth in Article 11. Except as expressly provided in this Agreement, no subcommittee will have the authority to bind the Parties hereunder, and each subcommittee will report to, and any decisions will be made by, the JSC. The initial subcommittees of the JSC will be the Joint Development Committee (“JDC”) and the Joint Commercialization Committee (“JCC”). The JSC, JDC and JCC shall also be referred to as, each, a “Committee”.

3.2.2 Joint Development Committee.

(a) The JDC will oversee Development of Licensed Products in the Field in the Territory and the European Territory. As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JDC, and each of such representatives will be an employee of such Party and will have sufficient seniority within the applicable Party to make decisions arising within the scope of the JDC’s responsibilities.

(b) Each Party shall appoint a person from among its representatives on the JDC to serve as a co-chairperson of the JDC. The co-chairpersons will not have any greater authority than any other representative on the JDC and shall conduct the following activities of the JDC: (i) calling meetings of the JDC; (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (iii) preparing and circulating an agenda for the upcoming meeting; and (iv) ensuring that any decision-making delegated to the JDC is carried out in accordance with Section 3.5.

(c) The JDC will have responsibility for: (i) overseeing, reviewing and coordinating the Development of the Licensed Products (including all Clinical Trials and reviewing the protocols, statistical analysis plans and clinical study reports for such Clinical Trials developed by the applicable Lead Development Party) in the Field; (ii) developing and submitting the Core Development Plan, including the budget and proposed amendments or updates thereto, to the JSC; and (iii) as applicable, overseeing, reviewing and coordinating the work being done under the Core Development Plan and any Non-Core Development Plan(s).

(d) UGNX shall periodically, and at least semi-annually, submit comprehensive and complete reports (i) to the JDC, regarding activities previously approved by the JSC and undertaken by or on behalf of UGNX with respect to the Development of Licensed Products in the Field, including their progress, status and outcome as well as major findings and major decision points, as applicable, so as to keep the JDC fully advised of UGNX’s Development activities with respect to the Licensed Products in the Field and (ii) to the JCC with respect to the Commercialization of Licensed Products in the Field, including Sales, Promotion and Marketing Activities, and the date of the First Commercial Sale in a country (if applicable) in the relevant half year.

(e) KHK shall periodically, and at least semi-annually, submit reasonably detailed reports (i) to the JDC, regarding activities undertaken by KHK with respect to KHK’s Development activities and (ii) to the JCC with respect to KHK’s Commercialization activities.

3.2.3 Joint Commercialization Committee.

(a) The JCC will oversee the Commercialization of the Licensed Products in the Field in the Territory and the European Territory. Prior to the commencement of the Commercialization of the Licensed Products in the Territory or the European Territory, at a time agreed to by the Parties, each Party shall designate its initial three (3) representatives on the JCC, and each of such representatives will be an employee of such Party and will have sufficient seniority within the applicable Party to make decisions arising within the scope of the JCC’s responsibilities.

(b) Each Party shall appoint a person from among its representatives on the JCC to serve as a co-chairperson of the JCC. The co-chairpersons will not have any greater authority than any other representative on the JCC and shall conduct the following activities of the JCC: (i) calling meetings of the JCC; (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (iii) preparing and circulating an agenda for the upcoming meeting; and (iv) ensuring that any decision-making delegated to the JCC is carried out in accordance with Section 3.5.

(c) The JCC will have responsibility for: (i) overseeing the Commercialization of the Licensed Products; (ii) setting overall strategic objectives and plans (including pricing and reimbursements) related to Commercialization of the Licensed Products in the Field in the Territory and the European Territory; (iii) developing and submitting to the JSC for review the annual Marketing Plan in the Territory at least ninety (90) days prior to the start of each Calendar Year; (iv) developing and submitting to the JSC for review and approval the annual Marketing Budget in the Profit Share Territory in accordance with Section 6.1.7; (v) reviewing marketing plans for the European Territory and proposed material amendments or updates thereto submitted to the JCC by KHK in accordance with Section 6.1.8; (vi) reviewing Commercialization issues for the Licensed Products in the Field in the Territory and the European Territory; (vii) providing a forum for the Parties to discuss the Commercialization of the Licensed Products in the Field in the Territory and the European Territory; and (viii) such other responsibilities as may be assigned to the JCC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

3.3 Committee Meetings. Each Committee shall meet at least once each Calendar Quarter, or more or less often as agreed to by the Parties; provided that either Party may also call a special meeting of any Committee on an ad hoc basis upon at least seven (7) days’ prior Notice in order to address urgent matters which cannot be reasonably postponed until the next meeting of such Committee. Meetings may be held in person or by means of electronic communication (including telephone, video or web conferences). Each Committee may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of such Committee, as non-voting observers; provided, however, that all such Third Party attendees at such meetings must be subject to obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 11. Following any Committee meeting, the administrative chair, in the case of the JSC, and a co-chairperson, on an alternating basis, in the case of the JDC or JCC, will be responsible for preparing and issuing minutes of such meeting within thirty (30) days thereafter. Such minutes will not be finalized until a representative of the other Party has reviewed and confirmed the accuracy of such minutes in writing. If a disagreement regarding the accuracy of such minutes cannot be resolved, the minutes will reflect such disagreement.

3.4 Limitations of Powers. The JSC and the subcommittees will have only such powers as are specifically delegated to them hereunder and will not be a substitute for the rights of the Parties. Without limiting the generality of the foregoing, neither the JSC nor any subcommittee will have any power to amend, modify or waive compliance with this Agreement (without limiting the right of the JSC to approve amendments to the Core Development Plan) and the JSC and subcommittees are otherwise subject to the express terms and conditions of this Agreement. Any amendment to the terms and conditions of this Agreement may only be implemented pursuant to Section 17.7 below.

3.5 Decision-Making.

3.5.1 Actions by Unanimous Vote. Subject to the terms of this Section 3.5, the JSC and the subcommittees will make decisions by unanimous vote with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives to the JSC or a subcommittee, as applicable, of each of the Parties. For the avoidance of doubt, the approval of all Development budgets and Marketing Budgets and any updates or amendments thereto by the JSC will require the unanimous vote with each Party having a single vote. The JSC members shall use good faith efforts to reach agreement on any and all matters submitted to the JSC. If the JSC fails to reach unanimous consent on a particular matter within thirty (30) days of a Party having requested a formal vote on such matter (or, if such matter is urgent, within seven (7) days of such request) or within thirty (30) days of referral of a matter from a subcommittee, then such dispute will be subject to the resolution procedures described in Sections 3.5.2 and 3.5.3.

3.5.2 Referral of Disputes for Resolution. If any subcommittee fails to reach unanimous agreement on a matter after it is presented for decision for a period in excess of thirty (30) days (or, if such matter is urgent, within seven (7) days of such request), the matter will be referred to the JSC. Unless the JSC decides to continue discussing the issue, the JSC will have meetings within thirty (30) days of receiving the dispute submission to reach unanimous consensus on a resolution. If the JSC is unable to reach a resolution of any matter referred up to the JSC (either after the first meeting or any mutually agreed continued discussions), then the matter shall be promptly discussed by the senior executives of the Parties.

3.5.3 Final Resolution of Disputes. In the event that any dispute within the JSC or a subcommittee is not resolved pursuant to the terms of Sections 3.5.1 and 3.5.2 then final decision-making authority will be as follows: (a) if the matter pertains to a dispute with respect to [***], then the dispute shall be resolved by [***]; provided, however, that [***] will have the authority to make the final decision (except that increases to the unanimously approved budget shall not exceed [***] of the [***] budget without KHK’s prior written consent) until the earlier of (i) [***] and (ii) [***] (subject to extensions, if any, applicable pursuant to Sections 15.3.1(b) or 15.3.1(c)(i)) and that [***] will have the authority to make the final decision in the [***] on and after the [***] and in the [***] on and after the [***] except with respect to the [***]; (b) if the matter pertains to a dispute with respect to [***] in the [***], then [***] will have the authority to make the final decision in the [***] through the day immediately preceding the [***], and [***] will have the authority to make the final decision in the [***] beginning on the [***]; (c) if the matter pertains to a dispute with respect to [***] in the [***], then the dispute shall be resolved by [***] through the day immediately preceding the [***] (subject to Section 6.1.7(b)), and, beginning on the [***], [***] will have the authority to make the final decision with respect to such dispute in the [***]; (d) if the matter pertains the [***], then [***] will have the authority to make the final decision; provided that in each case such decision will be consistent with Applicable Laws; and (e) if the matter pertains to the [***], then [***] will have the authority to make the final decision, provided that in each case such decision will be consistent with Applicable Laws.

3.5.4 Disputes regarding this Agreement. Notwithstanding this Section 3.5, any dispute regarding the interpretation of this Agreement, the performance or alleged nonperformance of a Party’s obligations under this Agreement, or any alleged breach of this Agreement will be resolved in accordance with the terms of Article 16 and will not be subject to resolution by the JSC.

3.6 Expenses. Each Party will be responsible for all of its own travel and other costs and expenses for its respective Committee members, designees and non-JSC or subcommittee invitees to attend meetings of, and otherwise participate on, the JSC and any subcommittees or working groups.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.7 Relationship of Parties. Nothing contained in this Agreement shall be deemed to make any member of the JSC or any subcommittee (or any other committees or sub-teams of thereof) a partner, agent or legal representative of the other Party, or to create any fiduciary relationship for any purpose whatsoever. Except as may be explicitly provided in this Agreement, no member of the JSC, any subcommittee (or any other committee or sub-team of thereof) will have any authority to act for, or to assume any obligation or responsibility on behalf of, any other member of the JSC, any subcommittee (or any other committee of sub-team of thereof) of the other Party. For the avoidance of doubt, this Agreement is not intended to create and may not be construed to create a partnership, joint venture, or entity of any kind between the Parties for any legal purpose and/or for any federal, state or local income tax purposes in any jurisdiction in which either of the Parties is resident or may be subject to taxation. The Parties agree not to treat the Agreement as giving rise to a partnership for any U.S., Japanese or other tax purposes, unless otherwise required by a determination of a taxing authority.

ARTICLE 4.

DEVELOPMENT OF PRODUCTS

4.1 General. Pursuant to and subject to the terms of this Agreement, the Parties agree to collaborate with respect to the Development of Licensed Products for the First Indication as well as for other indications in the Field, in accordance with the terms set forth in this Article 4.

4.2 Core Development Plan.

4.2.1 The Parties shall prepare in writing an overall Development plan and budget (as such plan and budget may be amended from time to time in accordance with this Agreement, the “Core Development Plan”) covering the entire Development period and the Development activities and costs required in order to obtain and maintain the Marketing Approvals and (if applicable) the Pricing and/or Reimbursement Approvals for the Licensed Products (including Phase 4 Clinical Trials, if applicable) for the First Indication in the Profit Share Territory and the European Territory (such activities, collectively, “Core Development Activities”). The Parties acknowledge and agree that it is their intent to seek Marketing Approval in the First Indication for a label that is as broad as reasonably possible (including, for clarity, broad use by age), taking into account, among other things, the requirements of Applicable Laws and the interest in making Licensed Products in the Field commercially available in a timely manner. In addition to Clinical Trial(s) designed to obtain Marketing Approval for pediatric patients from the age of five (5) through the age of eighteen (18), unless otherwise agreed upon in writing by the Parties, the Core Development Plan shall include a Clinical Trial for pediatric patients below the age of 5. For clarity, the Core Development Plan and Core Development Activities shall cover the 001 and 002 Studies. The initial Core Development Plan has been mutually agreed in writing by the Parties as of the date of signing this Agreement, and shall be the operative Core Development Plan until amended with the approval of the JSC.

4.2.2 With the exception of the 2013 and 2014 Budgets (each as defined below), each year by [***], the Parties shall prepare and approve a detailed annual plan and budget covering the portion of the Core Development Plan and Core Development Activities that

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

will be performed during the [***] months of the following Calendar Year. The detailed annual plan and budget covering the portion of the Core Development Plan and Core Development Activities that will be performed for the period from the Effective Date until December 31, 2013 and that has been agreed upon by the Parties in writing as of the Effective Date (the “2013 Budget”). The detailed annual plan and budget covering the portion of the Core Development Plan and Core Development Activities that will be performed during Calendar Year 2014 (the “2014 Budget”) shall be prepared and updated by the Parties by [***], 2013. The annual plan and budget will also include an allocation of Development activities between the Parties including the number of allocated full time equivalent personnel and the applicable FTE Rate and other expenses to be incurred by each Party during such period.

4.3 Core Development Activities.

4.3.1 Subject to the terms of this Agreement and the requirements of Applicable Laws, and except as otherwise mutually agreed upon in writing by the Parties, the Parties Development responsibilities shall be allocated as follows:

(a) UGNX shall be the lead Party for the Development of Licensed Products in the Field in the Profit Share Territory and the European Territory (“Lead Development Party”) for the following activities beginning on the Effective Date (collectively, “UGNX Core Development Activities”): (i) [***] conducted in the Profit Share Territory [***]; and (ii) [***] conducted in the European Territory [***]; provided, however, that UGNX shall in each case under (i) and (ii) continue to be the Lead Development Party for any Phase 4 Clinical Trials and/or Clinical Trials for additional indications in the Field (but excluding for clarity Phase 5 Clinical Trials), if any, commenced (Initiation) by [***] in the [***] or the [***] prior to the [***] or the applicable [***], as applicable, until completion of such respective Clinical Trial (“On-Going Clinical Trials”).

(b) [***] shall be the Lead Development Party for the following activities (collectively, “[***] Core Development Activities”): (i) [***]; (ii) [***]; and (iii) [***], all of the Core Development Activities conducted in the [***], until completion of such studies, excluding, for clarity, in the case of (ii) and (iii), any On-Going Clinical Trials.

4.3.2 The Lead Development Party shall use Commercially Reasonable Efforts to conduct (or have conducted) the Core Development Activities allocated to it under this Section 4.3 (i.e., the UGNX Core Development Activities in the case of UGNX and the KHK Core Development Activities in the case of KHK) in accordance with the Core Development Plan and Applicable Laws. The non-Lead Development Party shall provide the Lead Development Party such timely assistance as reasonably requested by the Lead Development Party to enable such Party to perform its obligations and accomplish the activities allocated to such Party under the Core Development Plan. Subject to the terms of this Agreement and the requirements of Applicable Laws, the Lead Development Party shall make all decisions relating to the Day-to-Day Core Development Activities allocated to it under this Section 4.3, including all decisions related to the matters set forth on Schedule 4.3.2, provided such decisions are consistent with the then-current Core Development Plan. In addition, UGNX will update the JDC or KHK as reasonably requested with respect to the UGNX Core Development Activities. The Lead Development Party shall inform the JDC in writing as soon as reasonably practicable about any unforeseen and/or material results, problems, difficulties or issues in connection with its respective Core Development Activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4 INTENTIONALLY DELETED.

4.5 Additional Indications. At any time prior to [***] months before the [***], either Party may propose to Develop in the Profit Share Territory Licensed Products for one or more additional indications in the Field (i.e., in addition to the First Indication) by submitting to the JDC a written proposal for the Development thereof, including a proposed work plan, budget and timeline. Upon mutual written agreement by the Parties to Develop such indication(s), the JDC shall update the Core Development Plan to include such indication consistent with Section 4.2. Until the Profit Share Territory Transition Date, UGNX shall use Commercially Reasonable Efforts to Develop at least one additional indication mutually agreed-upon by the Parties pursuant to the foregoing sentence (each such indication, an “Additional Indication”) and shall complete any On-Going Clinical Trials. For the avoidance of doubt, subject to the terms of this Agreement, on and after the [***].

4.6 KHK Manufacturing-Related Development Activities. Subject to the terms of this Agreement and the requirements of Applicable Laws, KHK will retain all rights and responsibility to conduct at its cost (i.e., not subject to profit/loss sharing under Section 7.1.1) all necessary Development activities related to the manufacture and supply of the Licensed Products, including process development, manufacturing scale-up, development-stage and commercial-stage manufacturing, quality assurance/quality control procedure development, and compilation and reporting of CMC information (“Manufacturing-Related Development Activities”).

4.7 Initial Information and Regulatory Filings Transfer. Within a reasonable period of time after the Effective Date and in accordance with the Core Development Plan, KHK shall provide to UGNX (a) the data (tables, listings and figures) and final report on completed Clinical Trial, (b) the interim data (tables, listings and figures) on Phase 1/2 extension study (KRN23-INT-002), and (c) the final reports on completed non-clinical studies related to the Licensed Products. In addition, within a reasonable period of time following the Effective Date, KHK shall transfer to UGNX the registration as IND holder for the Licensed Products in the U.S. and all Regulatory Filings (for the Profit Share Territory, the European Territory and Latin America), including any INDs, CTAs or their equivalents, including all such filings related to the 001 and 002 Studies, in each case solely for the purpose of the Development and Commercialization of the Licensed Products by UGNX as contemplated by this Agreement. For the avoidance of doubt, KHK will have no obligation to translate any such results and other information into English (or any other language).

4.8 Development Data.

4.8.1 Obligations of UGNX. The results of all Core Development Activities, including all data collected or analyzed with respect thereto, and all study reports analyzing such data (collectively, “UGNX Clinical Data”) will be jointly owned by UGNX and KHK. Subject to Applicable Laws, UGNX shall provide KHK free-of-charge with copies of UGNX Clinical Data (in electronic form if requested by KHK and in or reasonably convertible to such electronic form). KHK may use UGNX Clinical Data free-of-charge, and KHK and its Affiliates, licensees and commercialization and development partners will have a right of access, a right of reference and a right to use and incorporate all UGNX Clinical Data in any Regulatory Filings for the Licensed Products in accordance with Applicable Laws in the Profit Share Territory, the European Territory and the Rest of the World. For the avoidance of doubt, KHK may provide the foregoing information (and extend the foregoing rights) to its licensees or commercialization and development partners for the purposes specified in this Section 4.8.1 and otherwise in accordance with this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.8.2 Obligations of KHK. During the Term, and subject to Applicable Laws, KHK shall provide UGNX free-of-charge with copies of information or data with respect to the Licensed Products (including non-clinical and clinical study data and results and including all data collected or analyzed with respect thereto, and all study reports analyzing such data) that is (or was prior to the Effective Date) generated by KHK or any Affiliates or licensees or commercialization or development partners of KHK, or by any Third Parties acting on their behalf, which is necessary or useful for UGNX to conduct the UGNX Core Development Activities and UGNX Non-Core Development Activities, or to Commercialize Licensed Products in the Field in the Territory (collectively, “KHK Clinical Data”). KHK Clinical Data includes the clinical study reports and Regulatory Filings. However, KHK will have no obligation to provide any translation of KHK Clinical Data to UGNX. UGNX and its Affiliates will have a right of access, a right of reference and a right to use and incorporate all KHK Clinical Data in any Regulatory Filings for the Licensed Products in accordance with Applicable Laws solely for the purposes specified in this Section 4.8.2 and otherwise in accordance with the Agreement.

4.9 Development Costs. The obligations of the Parties with respect to Development Costs of the Licensed Products are set forth in this Section 4.9.

4.9.1 Funding of Core Development Activities. Development Costs for Core Development Activities shall be allocated as follows:

(a) Pre-Transition Funding. UGNX and KHK shall share equally (50/50) the Development Costs for all of the Core Development Activities incurred after the Effective Date through the day immediately preceding the Profit Share Transition Date (in the Profit Share Territory) or the applicable European Transition Date (in the European Territory), including, for clarity, the 001 and 002 Studies and any On-Going Clinical Trials, until completion of such studies.

(b) Post-Transition Funding. Beginning on the Profit Share Transition Date (in the Profit Share Territory) or the applicable European Transition Date (in the European Territory), KHK will be responsible for [***] ([***]%) of the Development Costs for the Core Development Activities conducted in the Profit Share Territory and the European Territory, respectively, excluding, for clarity, any On-Going Clinical Trials.

(c) Manufacturing-Related Development Costs. Beginning on the Effective Date, KHK shall be solely responsible for one hundred percent (100%) of the Development Costs for any and all Manufacturing-Related Development Activities.

4.9.2 Funding of Development in Latin America. UGNX shall be solely responsible for one hundred percent (100%) of the Development Costs for Development activities (other than Core Development Activities) with respect to Licensed Products in the Field (including Development Costs for Phase 4 Clinical Trials) conducted in Latin America.

4.9.3 Funding of Development for Injection Devices. The Parties shall separately discuss and agree upon development and cost-sharing for the development of injection devices to be used in connection with the Licensed Products.

4.9.4 Development Cost Reports. Each Party shall prepare and deliver to the other Party a [***] report detailing its Development Costs incurred during such period with respect to activities covered by the Core Development Plan. Each Party shall submit any supporting information reasonably requested by the other Party related to such Development Costs included in its report within [***] days after its receipt of such request. The Parties shall conduct a reconciliation of such Development Costs aiming toward agreement within [***] days after receipt

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of all such supporting information, and an invoice shall be issued for any unpaid share of the Development Costs identified in such reconciliation. Each Party shall pay all amounts due and payable by such Party under any such invoice within [***] days after its receipt of such invoice and neither Party will have a set-off right with respect to amounts payable pursuant hereto. Each Party shall have the right to audit the records of the other Party with respect to any purported Development Costs included in the reports prepared by such Party in accordance with Section 9.2.

4.10 No Debarred Personnel. In performing Development activities under this Agreement, neither Party will use the services of any employee or consultant, who has been debarred by the FDA or any Regulatory Authority or is the subject of debarment proceedings by the FDA or any other Regulatory Authority.

4.11 Non-Core Development Activities.

4.11.1 As between UGNX and KHK, subject to the terms of this Agreement and the requirements of Applicable Laws:

(a) KHK will be solely responsible and will have sole discretion and control for all non-clinical, clinical and other Development or Commercialization activities (including regulatory activities) with respect to (i) [***] and (ii) [***] (collectively, the “KHK Non-Core Development Activities”).

(b) UGNX will be solely responsible and will have sole discretion and control for all non-clinical, clinical and other Development or Commercialization activities (including regulatory activities) with respect to Licensed Products in the Field in Latin America (collectively, the “UGNX Non-Core Development Activities”).

4.11.2 The responsible Party (i.e., KHK for the KHK Non-Core Development Activities, and UGNX for the UGNX Non-Core Development Activities) (“Responsible Party”), through the JDC, shall keep the other Party reasonably informed of all material events and developments, occurring in the course of the non-clinical, clinical and other development activities for the Licensed Products. The Responsible Party shall consider in good faith any recommendations that the other Party may make to the Responsible Party regarding such activities; provided, however, that subject to the terms of this Agreement and the requirements of Applicable Laws, the Responsible Party will have the final decision-making authority with respect thereto.

4.11.3 Notwithstanding the foregoing: (a) KHK shall use Commercially Reasonable Efforts not to cause a material adverse effect on the Development and/or Commercialization of Licensed Products in the Field in the Territory or the European Territory; and (b) UGNX shall use Commercially Reasonable Efforts not to cause a material adverse effect on the Development and/or Commercialization of Licensed Products in the Field in the Territory or the European Territory.

4.12 Regular Development Updates. The Parties agree to discuss, through appropriate employees in person or by video or teleconference, the current status of the Development of the Licensed Products in the Field in the Territory and the European Territory as reasonably required or requested by either Party. Updates shall include discussions and consultations between the Parties on topics, in each case as applicable, including: (a) protocol drafting and/or finalization; (b) establishment of, or changes to, the Statistical Analysis Plan (SAP); (c) initial investigator selection after the Effective Date; (d) major investigator meetings; (e) Clinical Study Report (CSR) drafting and/or finalization; (f) regulatory strategy with respect to agency interactions; (g) regulatory meeting requests; (h) agency submissions; and (i) agency responses.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5.

REGULATORY MATTERS

5.1 Regulatory Activities. The obligations of the Parties with respect to Regulatory Activities related to the Licensed Products are set forth in this Article 5.

5.1.1 Regulatory Activities. Beginning on the Effective Date and to the extent UGNX remains the Lead Development Party with respect to a particular territory, subject to and in accordance with the terms and conditions of this Agreement and the requirements of Applicable Laws, UGNX, shall: (a) use Commercially Reasonable Efforts to file (or have filed) all Regulatory Filings with respect to the Licensed Products in the Field in order to obtain Marketing Approvals in each country in the Territory and the European Territory (or to obtain the European Centralized Approval in the European Core Territory) and in order to obtain Pricing and/or Reimbursement Approvals in the Profit Share Territory; (b) respond in a timely fashion to requests for data and information from Regulatory Authorities with respect to the Licensed Products in the Field in the Territory and the European Territory; and (c) meet with officials of the Regulatory Authorities at such times as may be requested by such Regulatory Authorities with respect to the Core Development Activities (“Regulatory Activities”), provided that KHK will have primary responsibility for obtaining, and UGNX shall provide all assistance reasonably requested by KHK, in relation to Pricing and/or Reimbursement Approvals for the Licensed Products in the Field in the European Territory. For the avoidance of doubt, UGNX will be responsible for obtaining, and KHK will provide all assistance reasonably requested by UGNX, in relation to Pricing and/or Reimbursement Approvals, if any, for the Licensed Products in the Field in the Profit Share Territory as part of the UGNX Core Development Activities, it being understood that the costs incurred by UGNX in connection with such activities will be shared equally (50/50). All such Regulatory Activities will be conducted in a manner consistent with the Core Development Plan and coordinated by the JSC in accordance with Article 3. Without limiting the applicability of the foregoing and the remainder of this Article 5, UGNX shall interface with the applicable Regulatory Authority(ies) and, through the JDC, shall keep KHK reasonably informed of all material events and developments occurring in the course of the Regulatory Activities, including scheduled UGNX regulatory strategy discussions and meetings with Regulatory Authorities in the Territory and the European Territory relating to the Licensed Products in the Field.

5.1.2 Transfer Regulatory Approvals and Data. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of Applicable Laws, UGNX shall take all steps reasonably necessary to transfer and assign the Marketing Approvals for the Licensed Products in the Field in the Profit Share Territory and the European Territory, the Pricing and/or Reimbursement Approvals for the Licensed Products in the Field in the Profit Share Territory and the UGNX Regulatory Data for the Licensed Products in the Field in the Profit Share Territory and the European Territory to KHK within [***] days after UGNX has obtained Pricing and/or Reimbursement Approval (for the Profit Share Territory) and [***] days after UGNX has obtained Marketing Approval (for the European Territory), in each applicable territory or country, or after such other period required by the regulatory process of such territory or country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) UGNX shall transfer to KHK or KHK’s designee all Regulatory Filings (including any INDs, CTAs or their equivalents) unless KHK has provided its prior written consent to the retention of any of the foregoing by UGNX until the day immediately preceding the Profit Share Territory Transition Date or for such longer period as necessary for UGNX to perform Development activities under this Agreement in accordance with Applicable Laws and Marketing Approvals and Pricing and/or Reimbursement Approvals owned by UGNX for the Commercialization of Licensed Products in the Field if and to the extent such transfer is possible, or, if such transfer is not possible under Applicable Laws, then UGNX shall, at KHK’s discretion: (i) [***]; or (ii) [***].

(b) UGNX shall provide KHK with copies of all material correspondence between UGNX and any Regulatory Authorities with respect to such Regulatory Filings, Marketing Approvals and Pricing and/or Reimbursement Approvals for the Licensed Products in the Field and all other clinical and non-clinical data, records and tabulations, in all such cases with respect to the Licensed Products in the Field.

(c) Promptly after the Profit Share Territory Transition Date in each country in the Profit Share Territory and the applicable European Transition Date in the European Territory, except to the extent UGNX retains responsibility for the conduct of On-Going Clinical Trials for Licensed Products in the Field, UGNX shall assign to KHK all agreements specific to the conduct of such Clinical Trials in the applicable territory or country (to the extent assignable and excluding any such agreements that also involve clinical trials for other UGNX products that are not Licensed Products), including agreements or contracts with contract research organizations, clinical sites and investigators, between UGNX and any Third Party, subject to any consent required by such Third Party, which consent UGNX will use Commercially Reasonable Efforts to obtain on behalf of KHK.

(d) UGNX shall provide KHK with copies of all reports and data obtained by UGNX or its Affiliates pursuant to this Agreement regarding the Development and the Commercialization of the Licensed Products in the Field under this Agreement, including any UGNX Clinical Data.

5.1.3 KHK Assistance. Upon request of UGNX, KHK shall use Commercially Reasonable Efforts to assist UGNX in connection with any meetings with, or requests from, Regulatory Authorities in the Territory and the European Territory related to Licensed Products in the Field; provided, however, that the costs in connection with the Core Development Activities shall be shared equally (50/50), the costs in connection with CMC activities shall be [***] and the costs in connection with the UGNX Non-Core Development Activities shall be [***].

5.1.4 UGNX Assistance. Upon request of KHK, following the conclusion of the Profit Sharing Period, UGNX shall use Commercially Reasonable Efforts to assist KHK at KHK’s cost in connection with any meetings with, or requests from, Regulatory Authorities with respect to Licensed Products in the Field in any country of the world where KHK is the Lead Development Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2 Regulatory Data and Approvals.

5.2.1 Regulatory Filings.

(a) Review. The JDC will coordinate communication and the exchange of information between the Parties with respect to Regulatory Filings to be prepared and submitted by or for UGNX for Licensed Products in the Field in the Territory and the European Territory; and without limiting the foregoing, UGNX shall provide KHK with copies of all such Regulatory Filings (including any protocols to be included in such filings) (in English) in the Territory and the European Territory to review prior to filing thereof. It is acknowledged by the Parties that given time constraints, the Regulatory Filing actually submitted by UGNX to a Regulatory Authority may vary from the matters discussed by the Parties in the JDC because of changes resulting from interactions with Regulatory Authorities and from continued work on such filings by UGNX’s regulatory personnel.

(b) Copies. Subject to Applicable Laws, UGNX shall provide to KHK: (i) [***]; (ii) [***]; and (iii) [***]. KHK will have a right of access, a right of reference and the right to use and incorporate all UGNX Regulatory Data in connection with the Licensed Products and in a manner consistent with the relevant terms of this Agreement (e.g., outside the Territory except to the extent required to perform any of its obligations hereunder). For the avoidance of doubt, subject to Article 11 and the relevant terms of the Agreement, KHK may provide copies of such Regulatory Filings (and extend its right of access, right of reference and the right to use and incorporate all UGNX Regulatory Data in connection with Licensed Products into regulatory submissions outside the Territory) to its licensees or commercialization or development partners solely for the Commercialization or the Development of Licensed Products. KHK will have no obligation to translate Regulatory Filings outside the Territory into English (or any other language).

5.2.2 Regulatory Meetings. UGNX shall provide KHK with advance notice of any formal, scheduled meetings with any Regulatory Authority in the Territory or the European Territory with respect to Licensed Products in the Field (including any meetings related to the final positioning of labeling and safety claims within the original and subsequent regulatory submissions), and UGNX shall provide a brief description of the topics to be presented or discussed at that meeting. Subject to Applicable Laws, UGNX shall allow KHK and/or its Affiliates to attend any such meeting (without any obligation on KHK to do so), and to participate in the meeting preparation process.

5.3 Provision of Regulatory Information to UGNX. KHK shall use Commercially Reasonable Efforts to support UGNX in connection with its conduct of all Regulatory Activities by providing relevant documents and information in KHK’s possession. Furthermore, KHK shall provide to UGNX manufacturing and CMC information solely for fulfilling regulatory requirements (e.g., for Regulatory Filings) in the Profit Share Territory, the European Territory and Latin America.

5.4 Safety; Safety Agreement. Within [***] months of the Effective Date, the JSC will develop a mutually acceptable safety agreement (to be agreed upon and executed by both Parties) setting forth the Parties’ respective obligations in detail regarding pharmacovigilance and the exchange of drug safety data for Licensed Products (the “Safety Agreement”). The Safety Agreement will include applicable timelines and scope for reporting (including adverse event data collection and analysis) between UGNX and KHK (or their respective Affiliates) that will: (a) enable each Party to comply with its respective reporting requirements to Regulatory Authorities in the Territory and the European Territory and to satisfy its duty of care with respect to the Drug Substance and the Licensed Products as required by Regulatory Authorities in the Territory and the European Territory (it being understood that, following the transfer of the Marketing Approvals and the Pricing and/or Reimbursement Approvals to KHK, KHK shall be responsible for complying with all associated regulatory requirements, including safety reporting requirements); (b) enable KHK to comply with its reporting requirements to Regulatory Authorities outside the Territory, and (c) ensure worldwide safety surveillance.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.5 Recalls and Voluntary Withdrawals.

5.5.1 For each country in the Territory, UGNX and KHK shall, through the JSC, confer and coordinate regarding their respective internal standard operating procedures (and any changes thereto) regarding product recalls and the treatment of and response to product complaints and inquiries as to safety, quality or efficacy that may be relevant to the Licensed Products.

5.5.2 If either Party becomes aware of information about a Licensed Product indicating that it may not conform to the applicable Specifications or that there are potential adulterations, misbranding and/or other material adverse issues regarding safety of a Licensed Product (or otherwise that a recall or withdrawal of a Licensed Product is potentially at issue), such Party shall notify the other Party as soon as practical (but in any event within such period as the Parties may mutually establish in order to ensure their respective compliance with Applicable Laws). With respect to in the Territory, the Parties shall promptly meet to discuss such circumstances and to consider appropriate courses of action, including Licensed Product recalls.

5.6 Inspection Rights. Not more than [***] per year, if either Party (the “Inspecting Party”) has any reasonable concerns regarding the other Party’s or its Affiliates’ storage, handling or manufacturing of any Licensed Products, the Inspecting Party will have the right, at the Inspecting Party’s expense and on not less than [***] days’ prior notice, to inspect the facilities where the other Party or its Affiliates store, handle or manufacture, or have stored, handled or manufactured, any Licensed Products and to audit the procedures of such other Party or its Affiliates for the storage, handling and/or manufacturing of Licensed Products for purposes of quality control. The Safety Agreement will contain additional customary mutual provisions addressing inspection rights for cause.

5.7 Governmental Inspections and Inquiries. Each Party shall advise the other Party promptly, but in no event later than [***] days after such Party’s receipt of notice thereof, of any planned Regulatory Authority visit to the portion of the facilities of the receiving Party or its Affiliates where Licensed Products are Developed, stored or handled or any material written inquiries by a Regulatory Authority concerning such facilities, the procedures of the receiving Party or its Affiliates for the Development, storage or handling of Licensed Products, or the Commercialization of Licensed Products in the Territory or the European Territory, as applicable. If the Regulatory Authority makes an unannounced or unplanned visit, or if the receiving Party does not have at least [***] days notice of the visit, the receiving Party shall inform the other Party of the visit within one (1) Business Day after the receiving Party obtains actual knowledge of the visit. The receiving Party shall inform the other Party as soon as practicable regarding the purpose and result of such visit or inquiry, and shall provide to the other Party copies of any minutes of the inspection generated by the receiving Party promptly following such inspection and any report or correspondence provided by the receiving Party, or any Affiliate, as the case may be, to the Regulatory Authority or issued by or provided by the Regulatory Authority to the receiving Party, or any Affiliate, as the case may be, in connection with such visit or inquiry. The receiving Party shall advise the other Party of the material aspects of such minutes and correspondence at the next JSC meeting.

5.8 Regulatory Matters in the Rest of the World. KHK, through the JSC, shall keep UGNX reasonably informed of significant events occurring in the course of the regulatory activities with respect to the Licensed Products in the Rest of the World or any KHK Out-of-Field Products, to the extent relevant to issues pertaining to the Licensed Products in the Territory and the European Territory. UGNX shall provide all reasonable cooperation to KHK with respect to regulatory activities related to the Licensed Products in the Rest of the World including providing access to UGNX’s relevant facilities in the event of an inspection by applicable Regulatory Authorities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6.

SALES, PROMOTION AND MARKETING; DILIGENCE OBLIGATIONS

6.1 Sales, Promotion and Marketing Activities. The obligations of the Parties with respect to Sales, Promotion and Marketing Activities related to the Licensed Products are set forth in this Section 6.1.

6.1.1 General. Subject to and in accordance with the terms and conditions of this Agreement and the requirements of Applicable Laws, each Party shall promote, market and sell, as applicable, the Licensed Products in its respective territory (“Sales, Promotion and Marketing Activities”) as set forth in this Section 6.1, and shall keep the other informed through the JCC as to plans and activities regarding Commercialization of the Licensed Products. As appropriate, the Parties shall discuss shared global commercialization activities that benefit the Licensed Products both in the Territory and outside the Territory.

6.1.2 Sales, Promotion and Marketing in the Profit Share Territory. KHK shall book sales of the Licensed Products in the Field in the Profit Share Territory. During the [***] following the First Commercial Sale in the U.S., UGNX will have the exclusive right and responsibility, and shall use Commercially Reasonable Efforts, to promote the Licensed Products in the Field in the Profit Share Territory in order to maximize sales of the Licensed Products in the Profit Share Territory. During the period of time commencing on [***], KHK will have the right to increasingly participate in the promotion of the Licensed Products in the Profit Share Territory [***], and UGNX shall continue to promote the Licensed Products in the Profit Share Territory and use Commercially Reasonable Efforts in assisting KHK in the transition of the promotion activities for the Licensed Products in the Profit Share Territory. UGNX shall provide all information, documents (including originals or copies, as applicable) and other assistance reasonably requested by KHK in order to allow KHK to market and promote the Licensed Products in the Profit Share Territory as of the Profit Share Territory Transition Date. Beginning on or after the Profit Share Territory Transition Date, KHK will have the exclusive right, and shall use Commercially Reasonable Efforts, to market and promote the Licensed Products in the Field in the Profit Share Territory [***], provided that UGNX will have the right to continue to promote the Licensed Products in the Profit Share Territory [***] using its own sales force with respect to activity targeting Medical Geneticists and UGNX shall use Commercially Reasonable Efforts to promote the Licensed Products to such key subscribers for Medical Geneticists. During the Profit Sharing Period, if KHK fails to use Commercially Reasonable Efforts to sell the Licensed Products in the Field in the Profit Share Territory, KHK will follow reasonable suggestions from UGNX regarding how KIM should satisfy this obligation.

6.1.3 Sales, Promotion and Marketing in Latin America. UGNX shall book sales of the Licensed Products in the Field in Latin America. During the Term, UGNX will have the exclusive right and responsibility to sell, promote and market the Licensed Products in the Field in Latin America. Such right shall include the right to sell and otherwise provide Licensed Products as part of Named Patient Sales in each country in Latin America in accordance with Applicable Laws, and shall be responsible for all associated costs.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.1.4 Sales, Promotion and Marketing in the European Territory. KHK shall book sales, sell, market and promote the Licensed Products in the Field in the European Territory.

6.1.5 Named Patient Sales in the European Territory. KHK retains the exclusive right and responsibility to sell and otherwise provide the Licensed Products in the European Territory as part of Named Patient Sales, and shall be responsible for all associated costs (i.e., not subject to cost-sharing). For clarity, UGNX shall not have the right to sell or otherwise provide Licensed Products in the European Territory as part of Named Patient Sales.

6.1.6 Marketing Guidelines. Without limiting the generality of the other provisions of this Article 6, the Parties shall agree upon guidelines for the marketing and sale of Products in the Territory and the European Territory at least [***] prior to the expected date of the First Commercial Sale of the Licensed Products in the Territory and the European Territory. Such guidelines shall be included in the relevant Marketing Plans and UGNX and KHK shall abide by the guidelines.

6.1.7 Marketing Plans and Marketing Budgets.

(a) Marketing Plans. Without limiting the generality of the other provisions of this Article 6, UGNX shall prepare and submit to the JCC for review (but not approval) a plan containing the strategy and proposed activities (described generally) for marketing and selling Licensed Products in each country in the Territory (as updated pursuant to this Section 6.1.7, the “Marketing Plan”). UGNX shall submit a proposed draft of the Marketing Plan, including Phase 5 Clinical Trials, samples, supplies provided to patients as part of “compassionate use” programs in the Profit Share Territory to the JCC for review (but not approval) no later than [***] months prior to the anticipated date of the First Commercial Sale of any Licensed Product in the applicable country. The initial Marketing Plan shall cover the period through the day before the Profit Share Territory Transition Date. UGNX shall annually by [***] update the Marketing plan covering the rest of the period through the day before the Profit Share Territory Transition Date and prepare each year a detailed annual Marketing Plan for each country in the Territory covering the following Calendar Year. This will be subject to review (but not approval) by the JSC. All decisions regarding the Sales, Promotion and Marketing Activities within Latin America consistent with the Marketing Plan will be determined solely by UGNX. Sales forecasts with respect to the Profit Share Territory and Latin America shall be made on a [***] updated [***].

(b) Marketing Budgets. Without limiting the generality of the other provisions of this Article 6, UGNX shall prepare and submit to the ICC for review and approval with each Marketing Plan a marketing budget (the “Marketing Budget”), which shall set forth the budgeted amounts for Commercialization Costs for Licensed Products in the Profit Share Territory, it being understood that personnel costs will be allocated based on the percentage of time dedicated by such personnel to the Commercialization of such Licensed Products. Such Marketing Budget shall contain an annual breakdown for the period from the date when pre-commercial Commercialization Costs are posted for the first time through the Profit Share Territory Transition Date. At the end of [***] of each year thereafter, UGNX shall update such Marketing Budget and prepare a detailed annual Marketing Budget with a detailed [***] breakdown covering the following Calendar Year in the Profit Share Territory. Notwithstanding foregoing, in the event actual costs and expenses are expected to exceed the annual Marketing Budget, the solution and/or amendment of the Marketing Budget, shall be promptly agreed at the JSC. The initial Marketing Budget and each annual Marketing Budget in the Profit Share Territory will be subject to the unanimous approval of the JSC. In addition, except as otherwise mutually agreed upon by the Parties, headcount for all sales representatives (including medical liaisons) shall not exceed [***]. UGNX shall submit a proposed draft of the Marketing Budget for a country, or countries, in the Profit Share

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Territory to the JCC for review and no later than [***] months prior to the anticipated date when pre-commercial Commercialization Costs are posted for the first time for any Licensed Product in such country. If the initial submission timing falls in [***], the proposed draft shall contain [***] breakdown of the following Calendar Year’s budget. In the event that the JSC does not unanimously approve the initial Marketing Budget thereafter, pursuant to Section 3.5.1, either Party may initiate procedures to finally resolve the issue pursuant to Section 16.4.

6.1.8 Marketing Plans for the European Territory. KHK shall prepare and submit to the JCC for review (but not approval) a plan containing the strategy and proposed activities (described generally) for marketing and selling Licensed Products in each country in the European Territory no later than [***] months prior to the anticipated date of the First Commercial Sale of any Licensed Product in such country. All decisions regarding the Sales, Promotion and Marketing Activities including budget within the European Territory will be determined solely by KHK.

6.1.9 Product Complaints. UGNX shall report to KHK in a manner reasonably designated by KHK from time to time all complaints that are received from any direct or indirect purchasers of the Licensed Products from UGNX involving labeling or packaging of the Licensed Products or other problems not related to the medical effectiveness of the Licensed Products and that could reasonably negatively affect the high-quality image of the Licensed Products, KHK or UGNX. Such reports shall include the following information and/or other information as reasonably specified by KHK: (a) the person or entity that initiated the complaint; (b) the nature of the complaint; (c) the geographic area in which the complaint originated; and (d) whether any return samples of the Licensed Product are available.

6.2 Sales Forecasts. UGNX shall provide forecasts with respect to its commercial requirements for sale of the Licensed Products in the Territory in accordance with the terms and conditions to be set forth in the Commercial Supply Agreement.

6.3 Labeling and Patent Rights Marking. Subject to Applicable Laws, UGNX shall identify KHK as the licensor or manufacturer of the Licensed Products using the KHK Trademarks as designated by KHK for such use in certain mutually agreed promotional materials for Licensed Products in the Territory where such identification is appropriate, in a manner approved in advance in writing by both Parties and in accordance with (and subject to) the trademark license set forth in Section 2.3. To the extent reasonably and customary in the industry for such products, UGNX shall mark all Licensed Product sold by UGNX with appropriate Product Trademarks and patent numbers, to the extent permitted by Applicable Laws in the country within the Territory where such Licensed Products are sold.

6.4 Marketing Materials. All marketing and promotional literature related to the Licensed Products for use in the Field in the Territory and the European Territory by the Parties (“Marketing Materials”) will be prepared in consultation with the JCC in a manner consistent with Applicable Laws, provided that UGNX will have the authority to make any final decision (a) in Latin America and (b) in the Profit Share Territory through the day immediately preceding the Profit Share Territory Transition Date, and KHK shall have the authority to make any final decision (a) in the European Territory and (b) in the Profit Share Territory beginning on the Profit Share Territory Transition Date. In particular, UGNX shall use Commercially Reasonable Efforts in facilitating a smooth transition in preparation for KHK’s Sales, Promotion and Marketing Activities in respect of the Profit Share Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 7.

FINANCIAL TERMS

7.1 Profit-Sharing.

7.1.1 Profit Sharing Calculation.

(a) UGNX and KHK shall share equally (50/50) in the net income or net loss derived from sales of Licensed Products in the Profit-Sharing Period in the Field in the Profit Share Territory with net income or loss calculated as follows:

(i) From the Effective Date through [***]:

Net Sales – [***]% of [***]

(ii) From [***] through [***]:

Net Sales – [***]% of [***]

7.1.2 Commercialization Cost Reports. Within [***] days following the end of each [***], each Party shall submit to the other Party a [***] report detailing its Commercialization Costs incurred during such period with respect to activities covered by the applicable Marketing Plan for the Licensed Products in the Field in the Profit Share Territory on a country-by-country basis. Each Party shall submit any supporting information reasonably requested by the other Party related to such Commercialization Costs included in its report within [***] days after its receipt of such request. The Parties shall conduct a reconciliation of such Commercialization Costs aiming to reach agreement within [***] days after receipt of all such supporting information, and an invoice will be issued for any unpaid share of the Commercialization Costs identified in such reconciliation. Each Party will have the right to audit the records of the other Party with respect to any purported Commercialization Costs included in the reports prepared by the other Party in accordance with Section 9.2.

7.1.3 Profit Sharing Period. The profit-sharing period for the Licensed Products in the Field in the Profit Share Territory means the period commencing on the First Commercial Sale in the U.S. and ending on the day immediately preceding the [***] anniversary of the First Commercial Sale in the U.S. (“Profit-Sharing Period”).

7.1.4 Pre-Commercial Activity Cost Sharing. Development Costs will be funded and shared as set forth in Section 4.9. The Parties shall share equally (50/50) all reasonable, mutually agreed upon in writing, pre-commercial Commercialization Costs (other than Development Costs) incurred by UGNX or KHK, if any, in the Field in the Profit Share Territory.

7.2 Sales Royalties and Revenue Share.

7.2.1 Royalties Payable to UGNX in the European Territory. Subject to the terms and conditions of this Agreement, KHK shall pay royalties to UGNX for each Calendar Year during the applicable Royalty Term in an amount equal to [***] percent ([***]%) of Net Sales of any Licensed Products in the Field in a country in the European Territory (“UGNX Sales

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Royalties in the European Territory”), provided that, if KHK or any of its Affiliates or Sublicensees obtains Marketing Approval for an additional indication in the Field, the payment of the UGNX Sales Royalties in such country for such additional indication shall be conditioned on UGNX having obtained the Marketing Approval in such country in the First Indication.

7.2.2 Revenue Share Payable to UGNX in the Profit Share Territory. Subject to the terms and conditions of this Agreement, KHK shall pay a revenue share to UGNX for each Calendar Year on Net Sales of any Licensed Products in the Field at the rates set forth in this Section 7.2.2 during the applicable Royalty Term in the Profit Share Territory (“UGNX Revenue Share in the Profit Share Territory”), provided that, if KHK or any of its Affiliates or Sublicensees obtains Marketing Approval for an Additional Indication, the payment of the UGNX Revenue Share in a country in the Profit Share Territory for such Additional Indication shall be conditioned on UGNX having obtained the Marketing Approval in such country in the First Indication. For the avoidance of doubt, Section 7.1 will not apply in the Profit Share Territory during such Royalty Term.

Net Sales (US$)	Revenue Share (% of Net Sales)
Portion of Net Sales less than or equal to [***]	[***	]%
Portion of Net Sales more than [***] but less than or equal to [***]	[***	]%
Portion of Net Sales in excess of [***]	[***	]%

7.2.3 Royalties Payable to KHK. Subject to the terms and conditions of this Agreement, UGNX shall pay royalties to KHK for each Calendar Year during the applicable Royalty Term in an amount equal to [***] percent ([***]%) of the Net Sales of the Licensed Products in the Field in Latin America on a country-by-country basis (“KHK Sales Royalties”).

7.2.4 Payments and Reports. Each royalty or revenue share payment will be non-refundable and non-creditable against any other payments due hereunder. Each Party will make royalty or revenue share payments contemplated by this Section 7.2 in arrears, within [***] days from the end of each Calendar Quarter in which the underlying Net Sales occur. Each royalty or revenue share payment will be accompanied by a report for each country in the Territory and the European Territory in which sales of any Licensed Products occurred in the Calendar Quarter, specifying: (a) the gross sales (if available) and the Net Sales (including a statement of the aggregate deductions taken from gross sales in the calculation of Net Sales) on a Licensed Product-by-Licensed Product and a country-by-country basis, in each country’s currency; (b) the applicable royalty or revenue share rate under this Agreement; (c) the royalties or revenue share payable in the country’s currency where the Net Sales occurred; (d) the applicable exchange rate to convert from each country’s currency to U.S. dollars pursuant to Section 7.5; and (e) the royalties or revenue share payable in U.S. Dollars. For the avoidance of doubt, no royalties or revenue share shall be due or payable by either Party to the other Party with respect to Net Sales of Licensed Products in a given country before or after the Royalty Term for such country.

7.3 Method of Payment. Unless otherwise expressly provided, each Party shall make payments owed to the other Party under this Article 7 in arrears, within [***] days from the end of each Calendar Quarter in which such payment accrues. All payments due hereunder will be made by wire transfer of immediately available funds in U.S. Dollars to a bank account or bank accounts designated by the Party to whom the payment is owed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.4 Interest on Overdue Payments. Any undisputed amounts not paid by either Party when due under this Agreement will be subject to interest from and after the date payment is due through and including the date upon which such Party makes such payment in immediately available funds at an annual rate equal to the sum of 300 basis points over the prime rate of interest quoted in the Money Rates section of the Wall Street Journal (New York Edition), calculated daily on the basis of a three hundred sixty (360) day year, or a similar reputable data source, or if lower, the maximum rate permitted by Applicable Laws.

7.5 Foreign Currency Exchange. For any currency conversion from the currency of one country in which the Licensed Products are sold into U.S. Dollars (or another currency if applicable) required in determining the amount of Net Sales or any royalties or revenue share due hereunder, such conversion shall be calculated at the conversion rate as reported in the Wall Street Journal (New York Edition) (or if that is no longer published, at the exchange rate reported by The Bank of Tokyo-Mitsubishi UFJ, Ltd.) on the last Business Day of the applicable quarterly period in which the Net Sales are determined, or such other method agreed to by the Parties in writing. Likewise in any other situation in which a currency conversion calculation is required, the conversion rate published on an appropriate date by the Wall Street Journal (New York Edition) (or if that is no longer published, at the exchange rate reported by The Bank of Tokyo-Mitsubishi UFJ, Ltd.) shall be used.

7.6 Taxes.

7.6.1 No Withholdings. All payments required to be made by one Party to the other Party under this Agreement shall be made free and clear of, and without reduction for, withholding Tax or similar Taxes; provided, however, that if a Party or any of its Affiliates is required by Applicable Laws to deduct or withhold any such Taxes from payments made under this Agreement, then such Party or its Affiliates, as applicable, shall make such deduction or withholding from such payment and pay the full amount deducted or withheld to the relevant governmental authority in accordance with Applicable Laws. If, under Applicable Laws, such Tax is required to be deducted or withheld, the paying Party or its Affiliates shall promptly furnish the other Party with reasonable evidence of such deduction or withholding and payment thereof to the relevant governmental authority, in electronic or written form. The Parties shall reasonably cooperate in completing and filing documents required under the provisions of any Applicable Laws in connection with the making of any required Tax payment or withholding payment, or in connection with any claim to an exemption from, reduction of, or a refund of or credit for any such payment to the extent available under Applicable Laws.

7.6.2 Other Tax Liability. Except as provided to the contrary in this Agreement, each Party shall be solely responsible for all federal, state and local Tax liability arising from this Agreement imposed on such Party by the taxing authority of a jurisdiction in which such Party is resident or is otherwise subject to such Tax liability. In the case of value added or similar Taxes incurred by a Party with respect to payments made to a Party hereunder or the activities underlying such payments (“VAT”), each Party and their Affiliates shall use Commercially Reasonable Efforts to secure available exemption(s) from VAT and/or to cooperate with the other Party’s efforts to obtain maximum recovery of VAT paid or incurred by such Party or any Affiliate, to the extent permitted by Applicable Laws.

7.6.3 Treatment of Royalties and Revenue Shares for Tax Purposes. To the extent permitted by Applicable Laws, the Parties intend and agree to treat for income Tax purposes (i) the revenue shares payable pursuant to Sections 7.2.2 and sub-Sections (d) and (e) of Section 15.5 as business profits within the meaning of Article 7 of the Income Tax Convention for the Avoidance of Double Taxation between Japan and the United States (“U.S.-Japan Treaty”) and the corresponding (Business Profits) article of any equivalent income tax treaties that may apply to such payments and (ii) the royalties payable pursuant to Sections 7.2.1, 7.2.3 and sub-Sections (a), (b), (c), (f) and (g) of Section 15.5 as consideration for the use of, or the right to use, a patent or patents, a secret process, or information concerning industrial, commercial or scientific experience within the meaning of U.S.-Japan Treaty and any equivalent income tax treaties that may apply to such payments.

7.7 Prohibited Payments. Notwithstanding anything to the contrary in this Agreement, if either Party is prohibited from making any payments by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payment may be paid by depositing funds in the currency in which it accrued to the other Party’s account in a bank reasonably acceptable to the other Party in the country whose currency is involved.

ARTICLE 8.

KHK SUPPLY OF LICENSED PRODUCT; SPECIFICATIONS

8.1 KHK Obligation to Supply Licensed Product. UGNX shall obtain one hundred percent (100%) of its requirements of the Licensed Products for Development and Commercialization in the Field in the Territory and the European Territory from KHK, and KHK agrees to manufacture or have manufactured and to supply to UGNX all of UGNX’s requirements of the Licensed Products for Development and Commercialization in the Field in the Territory and the European Territory, in all such cases except to the extent otherwise provided in, and in any event subject to and in accordance with, the terms of this Article 8.

8.2 Supply of Licensed Products for Development. Subject to the terms and conditions of this Agreement, KHK shall use Commercially Reasonable Efforts to supply UGNX with quantities of the Licensed Products (for purposes of this Section 8.2, “Licensed Products” shall be deemed to refer to “unlabeled, GMP vialed Licensed Products.” KHK currently has Licensed Product in the following concentrations and vial sizes: [***]. KHK shall use Commercially Reasonable Efforts to provide Licensed Product, Drug Substance and any placebo required for UGNX’s Development activities with respect to the Licensed Products in the Territory and the European Territory in accordance with UGNX’s forecasts and orders therefor, as provided below. UGNX shall use the Licensed Products supplied by KHK pursuant to this Section 8.2 solely in order to conduct Development activities in accordance with the terms and conditions of this Agreement, and shall not use such Licensed Products for any other purpose.

8.2.1 Forecasts and Orders. UGNX shall keep KHK reasonably informed of its anticipated requirements of the Licensed Products for Core Development Activities and Non-Core Development Activities through the JDC and the Core Development Plan and Non-Core Development Plan by providing a good faith estimate of such requirements on a [***] basis, the first [***] months of which shall be binding, to be updated [***], (collectively, the “UGNX Forecast”). UGNX shall order Licensed Products for use in Development from KHK by providing KHK with a binding purchase order (consistent with the terms and conditions of this Agreement) indicating the quantities of the Licensed Products ordered for Development purposes, the requested delivery date and the destination delivery location. Upon receipt of any such binding purchase order, KHK shall use Commercially Reasonable Efforts to manufacture and supply the Licensed Products in accordance therewith. Within [***] Business Days of receiving a binding purchase order, KHK shall notify UGNX with confirmation of such purchase order, it being understood that KHK may not reject a purchase order if such order is materially consistent with the UGNX Forecast and the required delivery date is at least [***] after the date of such purchase order.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2.2 Cost of Supply of Products for Development. The price for the Licensed Products, the Drug Substance and any placebos required in order for UGNX to conduct non-clinical and clinical studies required for Development will be at (a) [***] and (b) [***].

8.2.3 Delivery. KHK shall: (a) deliver the Licensed Products FCA KHK’s or the Third Party manufacturer’s facility selected in accordance with Section 8.5.1 (Incoterms 2000); (b) if requested by UGNX, obtain any necessary export permits for such delivery, at UGNX’s sole expense; (c) deliver all Licensed Products by the delivery dates established under Section 8.2.1 and otherwise in conformance with UGNX’s order (except that KHK may elect to split the order into multiple shipments so long as the delivery dates for the entire order are not materially delayed thereby). Title to and risk of loss in the Licensed Products will pass to UGNX upon delivery to the common carrier for delivery to UGNX or its designee (each, a “Delivery”), and UGNX shall be responsible for paying any freight, delivery and insurance charges incurred in delivering the Licensed Products to UGNX’s designated delivery destination(s) (subject to cost-sharing except in Latin America), provided that KHK shall provide reasonable assistance to UGNX in identifying appropriate carriers. KHK shall provide appropriate documentation (including certificates of analysis, GMP declaration statements and other documentation required by Regulatory Authorities or otherwise to comply with Applicable Laws of the Profit Share Territory and European Territory) with all shipments of Licensed Products hereunder. KHK shall not be responsible for complying with any additional or differing legal or regulatory requirements specific to Licensed Products for Latin America.

8.2.4 Responsibilities of UGNX. With respect to the importation of the Licensed Products to Latin America, UGNX will be responsible for the following on a case-by-case basis: (a) obtaining all necessary permits for the importation of the Licensed Products; (b) all customs, duties and other governmental charges relating to the importation of the Licensed Products from the manufacturing site to UGNX; (c) storing and clearing the Licensed Products through all customs and importation requirements; (d) having the Licensed Products delivered to UGNX’s labeling and packaging facility; and (e) conducting quality control testing, retention of samples and lot release, labeling and packaging of the Licensed Products for distribution, and conducting any and all release testing required in Latin America, all in full compliance with all Applicable Laws. Notwithstanding the foregoing, based on good faith discussions between the Parties, KHK shall, at [***], either (i) transfer to UGNX any testing procedures and assays solely to the extent reasonably necessary for UGNX to Develop and Commercialize Licensed Products in Latin America, or (ii) conduct any release testing required for any country in Latin America on behalf of UGNX, solely to the extent required by relevant Regulatory Authorities. KHK shall not be responsible for complying with any requirements that are specific to Latin America and are in addition to, or differ from, legal or regulatory requirements applicable to the Profit Share Territory and the European Territory.

8.2.5 Manufacturing Compliance and Quality Assurance by MIK. KHK shall manufacture or have manufactured Licensed Products in accordance with GYP and Applicable Laws of the Profit Share Territory and the European Territory. For all Licensed Products delivered to UGNX under this Section 8.2, KHK shall conduct quality control, or will cause its Third Party Manufacturing contractor to conduct such testing, for compliance with Specifications and testing required for compliance with GMP and Applicable Laws of the Profit Share Territory and the European Territory. ICHK shall conduct a quality assurance review of all applicable documents and activities for compliance with Applicable Laws of the Profit Share Territory and European Territory, including GMP, with respect to the Licensed Products prior to shipment thereof. KHK shall not be responsible for compliance with Applicable Laws of Latin America but the Licensed Products must comply with Applicable Laws that would have applied had the Licensed Products been made for the Profit Share Territory or European Territory. Further requirements with respect to Licensed Product to be Developed and Commercialized in Latin America shall be set forth in the Commercial Supply Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2.6 Limited Warranties. KHK represents and warrants to UGNX that the Licensed Products supplied pursuant to this Section 8.2 will (a) be manufactured and tested in accordance with GMP and Applicable Laws of the Profit Share Territory or European Territory (but not of Latin America), (b) conform to the Specifications therefore in all material respects, and (c) have a shelf life of at least [***] from shipment. Notwithstanding the above, UGNX agrees that initial shipment(s) to UGNX which are tentatively planned to be made prior to the Type C Meeting will only contain vials with shelf life until [***], provided that, for clarity, UGNX may order after the initial shipment(s) additional Licensed Products with a shelf life of at least [***] from shipment as required for Development pursuant to Section 8.2. KHK further agrees to maintain in inventory sufficient bulk Drug Substance and/or vialed, Licensed Product, in KHK’s discretion, the aggregate amount of which shall be equivalent to a [***] month supply of vialed Licensed Product, based on UGNX’s most recent forecast for the Territory and the European Territory.

8.2.7 Nonconforming Licensed Product.

(a) Acceptance and Rejection by UGNX. Each shipment of Licensed Product will contain such quality control documentation (e.g., certificates of analysis and compliance, batch release records) as are necessary to show that Licensed Product conforms to the Specifications in all material respects at the time of Delivery and were manufactured in compliance with GMP and Applicable Laws of the Profit Share Territory or European Territory. In the event that UGNX determines within [***] days of UGNX’s receipt of each shipment of Licensed Products that any such Licensed Products did not materially conform with the Specifications at the time of Delivery or otherwise comply with the product warranty in Section 8.2.6 or the requirements of the order (such as matching the quantities ordered), UGNX shall provide Notice to KHK thereof, and, if requested by KHK, ship a sample portion of the affected Licensed Products to KHK or its designated Third Party manufacturing site, freight prepaid and properly insured, along with a reasonably detailed statement of the claimed non-conformity and copy of KHK’s invoice therefor. UGNX shall retain the balance of the Licensed Products that are subject to review subject to resolution of the rejection and further disposition in accordance with this Section 8.2.7.

(b) Replacement by KHK. In the event that KHK agrees that the returned Licensed Products were non-conforming (or such non-conformance is confirmed under Section 8.2.7(c) below), KHK shall replace all of such non-conforming units of Licensed Product, at no cost to UGNX, and KHK shall as soon as practicable deliver to UGNX, freight prepaid, all replacement units of the Licensed Products, along with reimbursement of the shipment and insurance charges for return of the non-conforming Licensed Product. UGNX shall dispose of all non-conforming Licensed Product at KHK’s expense. In the event that the quantities of the Licensed Products delivered to UGNX (in one or more shipments) do not match the quantity ordered in any material respect, KHK shall promptly ship (such shipping at KHK’s sole expense) the additional Licensed Products required to make up such shortfall; or if the amount shipped exceeds the amount ordered by a material amount, accept only the amount ordered, in which case upon KHK’s request and at KHK’s sole expense, such additional quantities shall be returned to KHK.

(c) Disputes Over Non-Conforming Licensed Product. In the event that KHK disagrees with UGNX’s rejection because the Licensed Products are in fact conforming, the Parties shall cooperate to have both UGNX’s returned samples and KHK’s retained samples from the same production batch of the Licensed Products in dispute analyzed by a mutually acceptable independent testing laboratory of recognized reputation in the pharmaceutical industry,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

using the analytical methods, tests and criteria for conformance set forth in the Specifications. The out-of-pocket external costs of such arrangement shall be shared [***] by the Parties, unless and until an alternative determination is made as provided below. The results of such laboratory testing shall be conclusive and binding on the Parties on the issue of compliance of such units of Licensed Product with the Specifications at the time of Delivery. If such independent testing laboratory determines that UGNX’s returned samples of such Licensed Product conform to the Specifications, then (i) the applicable Licensed Product shall be deemed to have been improperly rejected by UGNX, and (ii) UGNX shall bear the cost of the independent laboratory testing and all out-of-pocket external costs and expenses of returning the improperly rejected Licensed Product to UGNX. If such independent testing laboratory determines that UGNX’s returned samples of such Licensed Product did not conform to the Specifications and that such returned samples conform to the samples for such batch retained by KHK, then KHK shall bear the cost of the laboratory testing, as well as the costs associated with properly-rejected Licensed Product described in Section 8.2.7(b), and KHK shall promptly supply to UGNX conforming Licensed Products in accordance with Section 8.2.7(b).

(d) Sole Remedy. Except for Third Party Claims otherwise indemnified under this Agreement, the remedies expressly provided in this Section 8.2.7 will be UGNX’s sole and exclusive remedy for the breach of Section 8.2.6 as a result of the delivery by KHK of non-conforming Licensed Products.

(e) No Liability for Subsequent Events. In no event will KHK be liable under this Section 8.2.7 for Licensed Products that conformed to the Specifications at the time of Delivery but that ceased to so conform as a result of any event or occurrence, or any action or omission by UGNX, its Affiliate or a Third Party, following Delivery of such License Products.

8.2.8 Invoice and Payment. KHK shall invoice UGNX for each shipment of the Licensed Products upon shipment to UGNX at the supply price (if applicable) determined as set forth herein.

8.3 Commercial Supply of Licensed Product. Subject to the terms and conditions of this Agreement, UGNX and its Affiliates shall purchase, and KHK shall supply UGNX and its Affiliates, with all quantities of Licensed Products (for purposes of this Section 8.3 “Licensed Products” shall be deemed to refer to “unlabeled, GMP vialed Licensed Products” in the concentrations and vial sizes to be agreed upon by the Parties as required for UGNX’s and its Affiliates’ Commercialization of Licensed Products in Latin America). UGNX shall use the Licensed Products supplied by KHK under this provision solely to conduct its Commercialization activities, in accordance with the terms and conditions of this Agreement, and shall not use such Licensed Products for any other purpose.

8.3.1 Commercial Supply Agreement. The Parties shall start negotiations as soon as practical after the Effective Date and shall execute a definitive commercial supply agreement (“Commercial Supply Agreement”) for the supply by KHK of the Licensed Products to UGNX and its Affiliates for marketing and sale of such Licensed Products in Latin America. Such Commercial Supply Agreement shall contain the terms and conditions set forth in this Section 8.3, consistent with those set forth in the remainder of this Article 8 (except as provided otherwise in this Section 8.3) and other reasonable and customary terms and conditions. In the event the Parties fail to enter into such a Commercial Supply Agreement for Latin America, and without diminishing the Parties’ obligation to enter into such agreement, UGNX will be obligated to purchase from KHK, and KHK will be obligated to sell to UGNX, all of the requirements of UGNX and its Affiliates for the Licensed Products pursuant to the terms of this Article 8, and either Party may refer the matter for resolution as a Dispute under Section 16.2 (Regular Arbitration).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.3.2 Cost of Supply of Licensed Products for Commercial Sales in Latin America, and Non Commercial Uses.

(a) During the Term, ICHK shall supply the Licensed Products to UGNX and its Affiliates for commercial sales (including Named Patient Sales) in Latin America at a cost (the “Commercial Supply Cost”) based on a percentage of Net Sales where such percentage is [***] percent ([***]%) of Net Sales for Licensed Products sold prior to [***] and [***] percent ([***]%) of Net Sales for Licensed Products sold thereafter.

(b) During the Term, KHK shall supply Licensed Products to UGNX and its Affiliates for non-commercial uses in each country in the Territory following receipt of Marketing Approval (i.e., Phase 5 Clinical Trials, samples, supplies provided to patients as part of “compassionate use” programs in the U.S.) at a cost to be determined by the Parties.

8.3.3 Term. The term of Commercial Supply Agreement will be co-terminus with the Term (plus any extensions as described below), unless the Parties mutually agree to extend the term of the Commercial Supply Agreement to cover periods after this Agreement is terminated or expires. The Commercial Supply Agreement will provide that the term of that agreement will be automatically extended on an annual basis after the end of the Term, unless KHK elects to terminate such Commercial Supply Agreement with at least [***] advance Notice (e.g., [***]); provided that KHK’s obligation to supply Licensed Product thereunder shall expire upon the earlier of the end of such [***] notice period or the date on which UGNX has transitioned the manufacture of Licensed Products to a new facility or manufacturer.

8.3.4 Priority Status. To the extent the available supply of, or capacity to manufacture, the Licensed Products is less than the requirements of UGNX and its Affiliates hereunder together with the requirements of KHK and its Affiliates and their licensees, KHK shall allocate the available Licensed Product in a fair and reasonable manner as between all such interested entities, which shall not be deemed a breach of KHK’s supply obligations under the Commercial Supply Agreement. In the event of any shortage in availability of supply of, or capacity to manufacture, Licensed Products as contemplated by this Section 8.3.4, the Parties will discuss appropriate actions in good faith and will cooperate with each other in order to resolve such situation.

8.4 Handling of Licensed Products. UGNX shall use Commercially Reasonable Efforts to maintain all registrations necessary in the Territory and the European Territory for the lawful handling of the Licensed Products other than such registrations as have been transferred to KHK pursuant to Section 5.1.2 and shall immediately notify KHK of any denial, revocation or suspension of any such registration. Standard instructions for safe handling of the Licensed Products will be set forth in instructions provided by KHK to UGNX from time to time.

8.5 General Manufacturing and Supply Provisions.

8.5.1 Third Party Manufacturer. UGNX hereby acknowledges and agrees that KHK will be entitled, in its sole discretion, to perform any or all of its obligations under this Article 8 by subcontracting any or all of such obligations to Third Party manufacturers (each, a “Third Party Manufacturer”) in any country. In the event that KHK elects to subcontract any or all of its

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obligations under this Agreement to a Third Party Manufacturer, KHK shall use Commercially Reasonable Efforts to: (a) coordinate the transfer of such obligations with UGNX, including provision to UGNX of the right to audit any facility of the Third Party Manufacturer used or to be used for the manufacture of the applicable Licensed Products and (b) involve UGNX in decisions regarding process changes that could affect the comparability of the Licensed Products. KHK will be solely responsible for Development costs resulting from any change to a Third Party Manufacturer.

8.5.2 Quality Agreement. The Parties shall enter into a reasonable and customary GMP quality agreement with respect to the Licensed Products to be manufactured by or for KHK and supplied to UGNX hereunder for use in Development of the Licensed Products in the Territory and in the European Territory within [***] months of the Effective Date. A separate GMP quality agreement with respect to Licensed Products supplied to UGNX for Commercial use in Latin America shall be executed between the Parties within [***] months of execution of a Commercial Supply Agreement between the Parties for Latin America.

ARTICLE 9.

RECORDS AND REPORTING

9.1 Records. Each Party shall keep and maintain complete and accurate books and records necessary to permit calculation and verification of amounts due under Sections 4.9, 7.1, 7.2 or 15.5. Each Party shall maintain such books and records for five (5) years after the applicable book or record was created, or such longer period as may be required by Applicable Laws.

9.2 Audits.

9.2.1 Each Party may, at the electing Party’s expense and upon not less than [***] days’ prior written Notice to the other Party, elect to have an independent certified public accountant selected by the electing Party and reasonably acceptable to other Party examine, during regular business hours and under a customary non-disclosure agreement, the books and records of the other Party required to be maintained pursuant to Section 9.1 at the electing Party’s expense, not more often than [***] each Calendar Year, for the sole purpose of verifying the accuracy of the payments made under Sections 4.9, 7.1, 7.2 or 15.5, and the associated reports furnished by the other Party with respect thereto solely for prior periods covering no more than the last [***] full Calendar Years. Any amounts shown to be owed but unpaid as a result of such audit shall be paid within [***] days from the accountant’s report (plus interest on such amounts pursuant to Section 7.4), unless challenged as provided below. Any amounts shown to have been overpaid shall be refunded to the Party that overpaid within [***] days from the accountant’s report. The electing Party shall bear the full cost of such audit unless such audit discloses an underpayment of the amount actually owed during the applicable Calendar Year of more than [***] percent [***]%), in which case the other Party shall bear the full out-of-pocket, external cost of such audit.

9.2.2 If the Party that is the object of an audit (the “Audited Party”) challenges the results of the audit in good faith, such Party shall be entitled at its own cost and expense to obtain a second independent certified public accountant to confirm the accuracy of the first audit. If the results of the confirmatory audit are substantially similar to the results of the first audit, any amounts owed or overpaid by the Audited Party shall be paid or refunded in accordance with the procedures above. If the results of the confirmatory audit are not substantially similar to the results of the first audit, each Party shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

cause its respective auditors to identify the discrepancy and to agree on a final amount owed or overpaid (as the case may be) by the Audited Party that shall be final and binding on the Parties. If the auditors cannot resolve the discrepancy, the Parties shall mutually agree on a third independent certified public accountant to audit the discrepancy and provide a final amount owed or overpaid (as the case may be) by the Audited Party, which shall be binding on the Parties. The costs of such third audit shall be shared [***] by the Parties. Amounts owed or overpaid as determined by such final audit shall be paid or refunded in accordance with the procedures above.

ARTICLE 10.

INTELLECTUAL PROPERTY PROVISIONS

10.1 Patent Prosecution and Maintenance.

10.1.1 KHK shall diligently prepare, file, prosecute and maintain the Licensed Patent Rights at KHK’s sole cost and expense. Patent counsel selected by KHK will handle all patent filings and prosecutions. KHK shall provide to UGNX a reasonable opportunity to review and comment on any material filings and correspondence with applicable patent offices with respect thereto, and KHK shall use good faith efforts to consider any such comments. KHK shall notify UGNX in the event KHK desires to abandon its efforts to prosecute and maintain Licensed Patent Rights, or decides not to file patent applications for Licensed Patent Rights (other than [***]), which notification will be given within a reasonable period (i.e., with sufficient time for UGNX to take whatever reasonable action may be necessary) prior to the date on which such Licensed Patent Rights will lapse, go abandoned (other than to file a continuation application for the same subject matter) or otherwise diminish UGNX will then have the right, exercisable upon written notification to KHK, to assume full responsibility, at its discretion and its sole cost and expense, to file, prosecute and maintain the Licensed Patent Rights (other than the [***]) in such country or countries. Should UGNX exercise such right, KHK shall execute such documents and perform such acts as may be reasonably necessary for UGNX to so file, prosecute and maintain such Licensed Patent Rights. With respect to the [***], in the event that KHK desires to abandon its efforts to prosecute and maintained such Licensed Patent Rights, KHK shall work with UGNX in good faith and use Commercially Reasonable Efforts to provide UGNX with the opportunity to discuss directly with [***].

10.1.2 KHK will be responsible for any royalty or any other payments required with regard to patents owned by the licensors under the In-Licenses relevant to the Licensed Products in the Field in the Territory and the European Territory.

10.1.3 If it is determined that a license under the [***] patent owned by [***] is required, KHK shall enter into a license for the applicable patent with [***] as necessary to allow the Parties to exercise the rights and perform the obligations set forth in this Agreement, and KHK shall pay the necessary royalties or any other payments under such license. If it is determined that a license under any Third Party patent is required, Section 10.6 shall apply.

10.2 Ownership of Inventions.

10.2.1 KHK will retain ownership of all KHK Inventions and UGNX will retain ownership of all UGNX Inventions and the Parties will jointly own Joint Inventions. The Parties shall reasonably cooperate with respect to, and [***], the preparation, filing, prosecution and maintenance of any patents and/or patent applications on any such Joint Inventions. In connection with the foregoing, the Parties shall agree upon a lead Party to administer such filing, prosecution and maintenance of any such patent applications and/or patents on Joint Inventions and the lead Party shall provide the non-lead Party a reasonable opportunity to review, comment on and approve

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(such approval not to be unreasonably withheld) in advance any material filings and correspondence with applicable patent offices with respect thereto. Each Party will have the right to abandon any such patents or patent applications on a patent-by-patent (or application-by-application) or country-by country basis, provided that, if the abandoning Party is the lead Party, the lead Party shall provide reasonable advance notification to the non-lead Party (i.e., with sufficient time for the non-lead Party to take whatever reasonable action may be necessary) prior to the date on which such Licensed Patent Rights will lapse, go abandoned (other than to file a continuation application for the same subject matter) or otherwise diminish. Subject to the licenses granted to each Party hereunder in their respective territories, each Party will have full rights to exploit and license such Joint Inventions (and joint any patent rights therein), without any obligation or requirement of an accounting to the other Party, and each Party hereby consents to such exploitation and licensing of the other Party for Joint Inventions. For the avoidance of doubt, all KHK Inventions (including KHK’s rights to any Joint Inventions, but on a royalty-free basis) will be included within the Licensed Technology hereunder and licensed to UGNX pursuant to Article 2.

10.2.2 Subject to the terms and conditions of this Agreement, UGNX hereby grants to KHK and its Affiliates a non-exclusive, royalty-free, sublicenseable (except as provided below) license under the UGNX Inventions (including UGNX’s rights to any Joint Inventions) to develop, use, sell, offer for sale, make, import and export (and to have such actions taken on its behalf by agents, contractors and other Third Party service providers) the Drug Substance and the Licensed Products for all indications and all fields in the Rest of the World, and in the Profit Share Territory and the European Territory.

10.2.3 Each Party shall cause all Persons who perform development activities or regulatory activities for such Party relating in whole or in part to the Licensed Products or otherwise to under this Agreement to assign to such Party all their rights and title in any inventions conceived, made or generated or to be conceived, made or generated by them and resulting in whole or in part from such activities, except to the extent Applicable Laws prohibit such a requirement, and further except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained and maintained).

10.3 Disclosure. Each Party (“Inventing Party”) shall promptly disclose to the other Party, in writing, and shall cause its Affiliates, agents, and independent contractors to disclose to the Inventing Party, all inventions related the Licensed Products conceived, made or generated by the Inventing Party which are, in the Inventing Party’s reasonable judgment, potentially patentable.

10.4 Cooperation. Each Party agrees to reasonably cooperate in the preparation, filing, prosecution and maintenance of the Licensed Patent Rights in the Territory and the European Territory under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to the Licensed Patent Rights in the Territory and the European Territory. Such cooperation includes: (a) executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, in order to effectuate the ownership of inventions set forth in Section 10.2 and of Patents claiming or disclosing such inventions, and to enable the other Party to apply for and to prosecute patent applications in any country, to the extent provided for in this Agreement; (b) consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory or the European Territory for the protection of a Party’s interests in this Agreement; and (c) promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution or maintenance of any such Licensed Patent Rights in the Territory or the European Territory.

10.5 Enforcement of Licensed Patent Rights against Infringement.

10.5.1 Initiation. UGNX shall promptly notify KHK of any alleged or threatened infringement of the Licensed Patent Rights by a Third Party, or any alleged or threatened assertion of invalidity of any of the Licensed Patent Rights by a Third Party, in all such cases of which UGNX becomes aware in the Field and in the Territory or the European Territory (“Competing Product Infringement”). KHK will have the sole discretionary right, but not the obligation, to prosecute any such infringement at its expense. UGNX will have the right to join as a party to any suit initiated by KHK to recover its damages and participate with its own counsel; provided that KHK will retain control of the prosecution of such suit. KHK agrees to keep UGNX informed with respect to such enforcement action.

10.5.2 Cooperation. In the event that KHK initiates an infringement action pursuant to this Section 10.5, UGNX shall cooperate fully with respect to such action, including, if required to bring such action, the furnishing of a power of attorney solely for such purpose or to join or be named as a party such action as a necessary party.

10.5.3 Recoveries. Any recoveries resulting from such an action relating to a claim of Competing Product Infringement of the Licensed Patent Rights shall be first applied against repayment of each Party’s actual out-of-pocket costs and expenses, or proportionate percentages thereof, in connection therewith. Any remainder will be shared as follows: [***].

10.6 Defense of Infringement Claims.

10.6.1 Infringement in Profit Share Territory. If the manufacture, sale or use of a Licensed Product in the Field in the Profit Share Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by UGNX (or its Affiliates), the Party that learns of this claim, suit or proceeding shall promptly notify the other Party in writing. KHK will be responsible for the defense of such claim, suit or proceeding using counsel reasonably acceptable to both Parties and both Parties shall share [***] the cost and expense (including attorneys’ fees) of such defense and damages or royalties (if any) payable to such Third Party in connection with such claim, suit or proceeding, provided that UGNX shall have the opportunity to provide input with respect to the strategy for such defense as well as the material pleadings, and KHK shall use Commercially Reasonable Efforts to take such input into consideration. The Party controlling the defense shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Any recoveries of attorneys’ fees or costs in defense of a claim under this Section 10.6.1, and any sanctions awarded to the Party defending the claim and against a party asserting a claim being defended under this Section 10.6.1.

10.6.2 Infringement in Latin America. UGNX acknowledges and agrees that KHK has made no representations or warranties to UGNX in this Agreement or otherwise with respect to infringement (or the lack thereof) of Third Party patents in Latin America. If the manufacture, sale or use of a Licensed Product in the Field in Latin America pursuant to this Agreement results in, or may result in, any claim, suit or proceeding by a Third Party alleging patent infringement by UGNX (or its Affiliates), UGNX shall promptly notify KHK in writing. UGNX will be responsible for the defense of any such claim, suit or proceeding at its own cost and expense

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(including attorneys’ fees and damages or royalties (if any) payable to such Third Party in connection with such claim, suit or proceeding), using counsel of its own choice. KHK may participate in any such claim, suit or proceeding with counsel of its choice at its own expense. UGNX shall keep KHK reasonably informed of all material developments in connection with any such claim, suit, or proceeding. UGNX agrees to provide KHK with copies of all pleadings filed in such action and to allow KHK reasonable opportunity to participate in the defense of the claims. Any recoveries by UGNX of attorneys’ fees or costs in defense of a claim under this Section 10.6.2, and any sanctions awarded to UGNX and against a party asserting a claim being defended under this Section 10.6.2, shall be retained by UGNX.

10.6.3 Infringement in the European Territory. If the manufacture, sale or use of a Licensed Product in the Field in the European Territory pursuant to this Agreement results in, or may result in, any claim, suit or proceeding by a Third Party alleging patent infringement by KHK (or its Affiliates), KHK shall promptly notify UGNX in writing. KHK will be responsible for the defense of any such claim, suit or proceeding at its own cost and expense (including attorneys’ fees and damages or royalties (if any) payable to such Third Party in connection with such claim, suit or proceeding), using counsel of its own choice. UGNX may participate in any such claim, suit or proceeding with counsel of its choice at its own expense. KHK shall keep UGNX reasonably informed of all material developments in connection with any such claim, suit, or proceeding. KHK agrees to provide UGNX with copies of all pleadings filed in such action and to allow UGNX reasonable opportunity to participate in the defense of the claims. Any recoveries by KHK of attorneys’ fees or costs in defense of a claim under this Section 10.6.3, and any sanctions awarded to KHK and against a party asserting a claim being defended under this Section 10.6.3, shall be retained by KHK.

ARTICLE 11.

CONFIDENTIALITY, PUBLICATION AND PUBLICITY

11.1 Confidentiality. All Confidential Information disclosed by or on behalf of one Party to the other Party hereunder will be maintained in confidence by the receiving Party and will not be disclosed to a Third Party or used for any purpose other than for purposes of exercising a Party’s rights or performing a Party’s obligations hereunder pursuant to the terms of this Agreement, except as follows:

11.1.1 If the Confidential Information is required to be disclosed by Applicable Laws or court order, including by governmental or other regulatory agencies in order to obtain patents, to obtain approval to conduct Clinical Trials or to market the Licensed Products (or to otherwise perform a Party’s obligations hereunder) or to comply with applicable securities exchange or U.S. Securities and Exchange Commission regulations (or the regulations of counterpart agencies within the Territory or the European Territory), then notice of such disclosure shall be promptly delivered to the disclosing Party to the extent reasonable practicable in order to provide such disclosing Party with an opportunity to challenge or limit the disclosure obligations, provided that the receiving Party works in good faith with the disclosing Party to seek confidential treatment of such disclosure and to disclose only to the extent reasonably necessary to comply with the Applicable Law or court order, such Confidential Information may be disclosed to the extent legally required; and

11.1.2 If it is necessary or useful to disclose the Confidential Information to employees, agents, consultants, Affiliates and/or other Third Parties for the purpose of conducting activities permitted or required in accordance with this Agreement, Confidential Information may be disclosed to such employees, agents, consultants, Affiliates and/or other Third Parties only to the extent necessary, and only if such Persons agree to be bound by confidentiality obligations at least as protective of such Confidential Information as the terms herein provided that the disclosing Party will be responsible for any disclosure of Confidential Information by any such Person inconsistent with the confidentiality obligations owed by the disclosing Party hereunder.

11.2 Disclosure of Agreement. Neither Party will release to any Third Party or publish in any way any non-public information regarding the terms and conditions of this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed, except: (a) for KHK ‘s disclosure to its relevant licensors who are subject to a signed confidentiality agreement; (b) pursuant to Sections 11.3 through 11.5; (c) to the extent required to comply with Applicable Laws (including securities laws, regulations and guidances) or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, provided that the disclosing Party shall make Commercially Reasonable Efforts to provide the other Party with Notice beforehand in order to permit the other Party to challenge the necessity of such disclosure and/or to coordinate with the other Party with respect to the wording and timing of any such disclosure; or (d) to the disclosing Party’s legal and financial advisors, and to any actual or prospective acquirers, investors, collaborators and lenders (as well as and to their respective legal and financial advisors) who are obligated to keep such information confidential provided that the disclosing Party will be responsible for any disclosure of Confidential Information by any such Person inconsistent with the confidentiality obligations owed by the disclosing Party hereunder.

11.3 Publications.

11.3.1 Publication. Each Party shall submit any proposed publication or presentation concerning the Drug Substance or the Licensed Products (a “Publication”) to the other Party at least [***] prior to submitting it to any Third Party (including any editing Person) for publication or presentation. In the event that KHK submits a Publication to UGNX in the Japanese language, KHK shall also submit an abstract of such Publication to UGNX in the English language. For the avoidance of doubt, Publications exclude marketing materials.

11.3.1.1 The other Party will have [***] days after receipt of the draft Publication to review and comment on such draft.

11.3.1.2 Upon Notice within such [***] day period by the other Party that the other Party reasonably believes the Publication would amount to the public disclosure of the other Party’s Confidential Information and/or negatively impact the other Party’s intellectual property position, submission of the concerned Publication to Third Parties will be delayed for a [***] day period from the date of said Notice for appropriately deleting Confidential Information from the proposed Publication or drafting and filing a patent application with respect to any subject matter to be made public in such Publication. Notwithstanding the foregoing, neither Party will be restricted hereunder from making any publication or disclosure to extent required to comply with Applicable Laws.

11.3.2 For all proposed Publications, each Party shall cooperate in good faith to achieve the business objectives of the proposed Publication and the publishing Party will in good faith take into account reasonable comments from the other Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.4 Press Releases. UGNX and KHK shall issue a press release within thirty (30) days of the execution of this Agreement in a form reasonably agreeable to both Parties. Thereafter, UGNX and KHK shall consult in advance and reasonably cooperate in the method and manner of any press release regarding this Agreement and any activity related thereto. For clarity, following any press release issued pursuant to this Section 11.4, UGNX and KHK may each disclose to Third Parties the information set forth in such press release without the need for further approval by the other.

11.5 Employees and Consultants. Each Party hereby agrees and covenants that all of its employees and consultants and all of the employees and consultants of its Affiliates who participate in any activities under this Agreement or have access to any Confidential Information are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information in confidence and not to use or transfer such information or materials except as expressly permitted hereunder. Each Party agrees to enforce, and to cause its Affiliates to enforce, such obligations.

ARTICLE 12.

REPRESENTATIONS AND WARRANTIES

12.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that as of the Effective Date:

12.1.1 Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted hereunder.

12.1.2 Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; (b) It has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.

12.1.3 No Conflict. It has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement. Its performance and execution of this Agreement will not result in a breach of any other contract to which it is a Party.

12.1.4 No Litigation. It is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity or enforceability of this Agreement.

12.1.5 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

12.2 UGNX’s Representations and Warranties. UGNX hereby represents and warrants to KHK that as of the Effective Date there is no pending filing, complaint, matter or action against or involving either UGNX or its Affiliates with any Regulatory Authority that could be reasonably anticipated to have a material adverse effect on its ability to obtain Marketing Approvals and Pricing and/or Reimbursement Approvals for the Licensed Products in any country or region of the Territory or the European Territory.

12.3 KHK’s Representations and Warranties. KHK hereby represents and warrants to UGNX as of the Effective Date:

12.3.1 Licensed Patent Rights; Licensed Technology. KHK owns or Controls the Licensed Patent Rights listed on Schedule 1.1.47 and Schedule 1.1.47 is a complete list of all patents and patent applications owned or Controlled by KHK as of the Effective Date which claim or cover the Drug Substance or the manufacture or use thereof or any Licensed Product in the Territory or the European Territory.

12.3.2 Title; Encumbrances; Third Party Claims.

12.3.2.1 KHK has sufficient legal and/or beneficial title, ownership or license, free and clear from any encumbrances of the Licensed Technology, including under the In-Licenses, to grant the licenses to UGNX as purported to be granted pursuant to this Agreement.

12.3.2.2 To KHK’s knowledge, the Development and Commercialization of Licensed Products do not infringe any intellectual property rights owned or possessed by any Third Party in the Profit Share Territory or the European Territory and do not and will not breach or infringe any obligation of confidentiality or non-use owed by KHK or its Affiliates to a Third Party in the Profit Share Territory or the European Territory, provided, however, that KHK does not make any representation or warranty under this Section 12.3.2.2 with respect to those Third Party patents disclosed by KIM to UGNX in writing prior to the Effective Date;

12.3.2.3 To KHK’s knowledge, there are no pending claims, judgments or settlements against or owed by KHK or its Affiliates, or, to KHK’s knowledge, threatened claims or litigation; in each case relating to the Licensed Patent Rights or Licensed Know-How; and

12.3.2.4 To KHK’s knowledge, none of the issued Licensed Patent Rights are invalid or unenforceable.

12.3.3 In-Licenses. Neither KHK nor its Affiliates have in-licensed any Licensed Patent Rights or Licensed Know-How other than under the In-Licenses.

12.4 Limitation on Warranties; No Implied Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE LICENSED PRODUCTS, THE LICENSED TECHNOLOGY, THE LICENSED PATENT RIGHTS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR NON-

MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR HEREIN, NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY KHK THAT THE LICENSED PATENT RIGHTS OR THE LICENSED TECHNOLOGY IS NOT INFRINGED BY ANY THIRD PARTY OR THAT THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. UGNX HAS CONDUCTED ITS OWN INDEPENDENT DUE DILIGENCE REGARDING RISKS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND HAS MADE ITS OWN INDEPENDENT DETERMINATION OF POTENTIAL RISKS WITH THE ASSISTANCE OF COUNSEL.

ARTICLE 13.

OTHER COVENANTS AND AGREEMENTS

13.1 KHK Licenses to Third Parties.

13.1.1 Right of First Negotiation. In the event that KHK or any of its Affiliates decides to grant to a Third Party a license to develop, sell, offer for sale, import or export Licensed Product(s) in (a) any indication in the Option Negotiation Right Field or (b) any indication in the Field in the Rest of the World, before commencing discussions with respect to any such, license, KHK shall provide Notice to UGNX of such decision. For the avoidance of doubt, except as set forth in this Section 13.1, nothing in this Agreement will be deemed to restrict the activities of KHK or its Affiliates in (i) the Option Negotiation Right Field, or (ii) within the Field in the Rest of the World.

13.1.2 Exercise of Right. UGNX will have [***] days following receipt of the Notice delivered pursuant to Section 13.1.1 to provide Notice to KHK about whether UGNX is interested in negotiating with KHK for the exclusive development and Commercialization rights in the Option Negotiation Right Field or in the Field in the Rest of the World. If UGNX elects to exercise its right, UGNX and KHK shall negotiate in good faith on the terms for such license for not less than [***] days from the date of UGNX’s receipt of the Notice (the “Negotiation Period”).

13.1.3 Decision not to Exercise Right. If UGNX provides Notice to KHK that UGNX is not interested in exercising the right contemplated by this Section 13.1, if the Parties fail to reach a non-binding term sheet at the end of the Negotiation Period, or if no Notice is provided by UGNX to KHK prior to end of the [***] day response period, KHK will be free to negotiate a license with any Third Party; provided, however, that KHK will not enter into a definitive agreement with any Third Party on more favorable terms than those last offered to UGNX for a period of [***] months from the end of the first to occur of [***], the [***], and, [***].

13.2 Mutual Covenants. Each Party hereby covenants and agrees during the Term that such Party: (a) shall carry out the Sales, Promotion and Marketing Activities and its other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) accepted pharmaceutical industry practices and (iii) all Applicable Laws; (b) shall use Commercially Reasonable Efforts to undertake its Development and regulatory responsibilities under this Agreement; (c) shall not enter into any agreement with a Third Party which, in any way, will limit such Party’s ability to perform all of the obligations undertaken by it hereunder.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.3 Exclusivity. During the period within the Term in which a Licensed Patent Right exists in any country in the Territory and/or the European Territory, on a country-by-country basis, neither Party nor its Affiliates will engage directly or indirectly in, or grant to any Third Party any right with respect to, the [***] (other than Licensed Products Commercialized under this Agreement) [***]. For the avoidance of doubt, the Parties’ obligations under this Section 13.3 will expire on the expiration or earlier termination of this Agreement.

13.4 Mutual Policing Obligations.

13.4.1 During the Term, UGNX and its Affiliates shall not knowingly sell, transfer or otherwise provide any Licensed Products, directly or indirectly to any Third Party (a) outside of Latin America or, (b) in Latin America for (i) use outside the Field or (ii) for export outside of Latin America.

13.4.2 During the Term, KHK and its Affiliates shall not knowingly sell, transfer or otherwise provide, directly or indirectly (a) to any Third Party in any country of the world, any KHK Out-of-Field Products for use in the Field, or (b) to any Third Party in the Rest of the World or the European Territory, any Licensed Products for export into Latin America for use in the Field.

13.4.3 In the event of any sales or transfers by a Third Party prohibited by Sections 13.4.1 and 13.4.2, the Parties shall discuss in good faith ways to prevent such sales or transfers in the future and shall use Commercially Reasonable Efforts to prevent such future sales or transfers, in each case subject to and in a manner consistent Applicable Laws.

13.5 Annual Meetings. To the extent consistent with Applicable Laws, (a) the Parties, including UGNX’s CEO and KHK’s senior management shall meet upon KHK’s request (but no more often than [***] per Calendar Year) at a mutually agreeable time at UGNX’s offices (unless otherwise agreed upon by the Parties), at which time and location UGNX will, on a confidential basis, update KHK on the strategy, plans and other aspects of UGNX’s business as reasonably requested by KHK, including UGNX’s financing plans and budgets, and an update on UGNX’s clinical and R&D programs (provided, however, that UGNX may elect not to disclose any information that it reasonably considers to be competitive or privileged) and (b) UGNX shall provide KHK with copies of financial statements on a quarterly basis. Notwithstanding the above, following the closing of a UGNX IPO, UGNX shall not be required to share with KHK under this Section 13.5 any non-publicly available information.

13.6 Performance Through Affiliates. Each Party may discharge any obligation and exercise any right hereunder through any of its Affiliates (without an assignment of this Agreement), provided that such Party shall be responsible for its Affiliates’ compliance with the terms of this Agreement.

ARTICLE 14.

INDEMNIFICATION AND INSURANCE

14.1 Indemnity by UGNX. UGNX hereby agrees to defend, hold harmless and indemnify KHK and its Affiliates, agents, directors, officers and employees (the “KHK Indemnitees”) from and against any and all Third Party suits, claims, actions and proceedings and associated expenses (including court costs, legal expenses and attorneys’ fees) and damages and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

recoveries awarded with respect thereto (collectively “Losses”) incurred by a KHK Indemnitee in connection with any and all Third Party claims arising or resulting from: (a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the representations, warranties, covenants or agreements made by UGNX under this Agreement; (b) any injury, damage or health complication suffered (or alleged to be suffered) as a result of the Development or Commercialization of the Licensed Products by or for UGNX in the Territory or the Development of the Licensed Products by or for UGNX in the European Territory, as applicable, or (c) any violation by UGNX or its Affiliates of laws and regulations applicable to Named Patient Sales in connection with any such Named Patient Sales made by UGNX or its Affiliates under this Agreement in Latin America, except in the case of either (a) or (b), to the extent such Losses arise from KHK’s breach of its representations, warranties or covenants under this Agreement or from KHK’s failure to supply Licensed Products hereunder in conformance with the Specifications therefor and in compliance with Applicable Laws (including GMP) in the Profit Share Territory or the European Territory (provided that KHK shall not be responsible for complying with any additional requirements specifically applicable to Licensed Products for Development or Commercialization purposes in Latin America) where such failure could not have been identified or detected by UGNX through its application of reasonable and customary quality assurance and quality control practices, or other inspections or activities required under such Applicable Laws with respect to such Licensed Products, prior to distribution of the Licensed Products in Latin America, and (only with respect to clinical supplies) in the Profit Share Territory or the European Territory.

14.2 Indemnity by KHK. KHK hereby agrees to defend, hold harmless and indemnify UGNX and its Affiliates agents, directors, officers and employees (the “UGNX Indemnitees”) from and against any and all Losses incurred by a UGNX Indemnitee in connection with any and all Third Party claims arising or resulting from (a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the representations, warranties, covenants or agreements made by KHK under this Agreement other than such Losses arising from KHK’s failure to supply Licensed Products hereunder in conformance with the Specifications therefor and in compliance with Applicable Laws (including GMP) in the Profit Share Territory or the European Territory (provided that KHK shall not be responsible for complying with any additional requirements specifically applicable to Licensed Products for Development or Commercialization purposes in Latin America) where such failure could have been identified or detected by UGNX through its application of reasonable and customary quality assurance and quality control practices, or other inspections or activities required under such Applicable Laws with respect to such Licensed Products, prior to distribution of the Licensed Products in Latin America, and (only with respect to clinical supplies) in the Profit Share Territory or in the European Territory, as applicable; (b) any injury, damage or health complication suffered (or alleged to be suffered) as a result of the development, commercialization, use, promotion, marketing, distribution or sale of Licensed Product by or for KHK or its Affiliates or licensees in the Rest of the World or in the European Territory; (c) any violation by KHK or its Affiliates of laws and regulations applicable to Named Patient Sales in connection with any such Named Patient Sales made by KHK or its Affiliates under this Agreement in the European Territory, or (d) or UGNX’s reasonable and appropriate use of any Product Trademarks or KHK Trademarks in accordance with KHK’s instructions in connection with any Development or Commercialization of the Licensed Products in the Territory or in the European Territory, as applicable, except in the case of either (a) or (b), to the extent such Losses arise from UGNX’s breach of its representations, warranties or covenants.

14.3 Procedure for Indemnification. If a KFIK Indemnitee or UGNX Indemnitee (as the case may be, an “Indemnitee”) wishes to seek indemnification hereunder, such Indemnitee shall inform the Party obligated to indemnify the Indemnitee hereunder (the “Indemnifying Party”) of the Third Party claim giving rise to the obligation to indemnify as soon as reasonably practicable after receiving Notice of such Third Party claim. The Indemnifying Party will have the right to assume and control the defense of any such Third Party claim for which it is obligated to indemnify the Indemnitee under this Agreement. The Indemnitee will cooperate with the Indemnifying Party (and its insurer) as the Indemnifying Party may reasonably request, and at the sole cost and expense of the Indemnifying Party. The Indemnitee will have the right to retain its own counsel, at the expense of the Indemnifying Party, if representation of such Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other Party represented by such counsel. In all other cases, the Indemnitee will have the right to participate in such defense, subject to the Indemnifying Party’s control, using its own counsel at its own expense. The Indemnifying Party will have no obligation to indemnify any Indemnitee in connection with any settlement made without the Indemnifying Party’s prior written consent; provided that the Indemnifying Party does not unreasonably withhold or delay any such written consent. The Indemnifying Party shall seek the prior written consent of the Indemnitee for any settlement of a Third Party claim subject to indemnification hereunder (such consent to not be unreasonably withheld, delayed or conditioned) if such settlement would materially diminish or materially adversely affect the scope, exclusivity or duration of any intellectual property licensed under this Agreement, would require any payment by such Indemnitee, would require an admission of legal wrongdoing in any way on the part of an Indemnitee, or would affect an amendment of this Agreement (otherwise, no such consent shall be required). If the Indemnifying Party does not assume and conduct the defense of the Third Party claim as provided above, (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnitee as provided in this Article 14.

14.4 Losses for Product Liability Claims. Losses from any Third Party claim alleging product liability, product defect, design, packaging or labeling defect, failure to warn, or any similar action relating to the use or safety of a Licensed Product in the Field in any country of the world (each a “Product Liability Claim”) shall be allocated as follows:

(a) to the extent the Product Liability Claim is covered by a Party’s indemnity obligations under Sections 14.1 or 14.2, the Indemnifying Party shall [***];

(b) to the extent a Product Liability Claim is not covered by either Party’s indemnity obligations under Sections 14.1 or 14.2, then:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) For Product Liability Claims arising or resulting from Licensed Products sold in the Field in the Profit Share Territory, the Parties shall [***].

(ii) For Product Liability Claims arising or resulting from Licensed Product sold in the Field in the European Territory (except as set forth in Section 14.4(b)(i) above) and/or the Rest of the World, KHK shall [***]; and

(iii) For Product Liability Claims arising or resulting from Licensed Products sold in the Field in Latin America, UGNX shall [***].

14.5 Insurance. Each Party shall procure and maintain, at its sole cost and expense, comprehensive general liability insurance (which may be self insurance), including product liability insurance, with bodily injury, death and property limits and amounts of coverage consistent with industry standards, including contractual liability and product liability coverage. It is understood that such insurance will not be construed to create a limit of a Party’s liability with respect to its indemnification obligations hereunder. Each Party shall provide the other Party with written evidence of such insurance upon request.

ARTICLE 15.

TERM AND TERMINATION

15.1 Term. The term of this Agreement (“Term”) will commence on the Effective Date and, unless earlier terminated as expressly provided below in this Article 15, will continue for so long as either Party is selling Licensed Products in the Field in the Territory or in the European Territory.

15.2 Termination by Either Party for Breach or Insolvency. Either Party will have the right to terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

15.2.1 Upon the material, substantial and ongoing breach of any representation, warranty or obligation by the other Party if the breaching Party has not cured such breach within ninety (90) days after written Notice thereof (describing such breach in reasonable detail) by the non-breaching Party; provided, however, that if a breach is not reasonably capable of being cured within the 90-day cure period described above and the breaching Party is making continuing good faith efforts to cure such breach, the cure period shall be extended to one hundred eighty (180) days.

15.2.2 Immediately upon written Notice if the other Party has filed a petition in bankruptcy, or if an involuntary petition in bankruptcy has been filed against the other Party and such petition is not dismissed within sixty (60) days, or if a receiver or guardian has been appointed for the other Party, or upon or after the cessations of operations of the other Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.3 Special Termination Rights of KHK.

15.3.1 Failure to Initiate First Pediatric Study.

(a) Subject to the terms of this Agreement, in the event UGNX does not Initiate a First Pediatric Study in the Profit Share Territory or the European Territory within eleven (11) months following a Type-C Meeting for such First Pediatric Study (if the meeting is conducted in the Profit Share Territory) or, if the meeting is conducted in the European Territory, by the earlier to occur of (i) the end of the eleventh (11th) months following the foreign equivalent of a Type-C Meeting and (ii) the end of the fifteenth (15th) months after the date of the Type-C Meeting in the Profit Share Territory (collectively, “First Pediatric Study Deadline”), KHK may terminate this Agreement by providing Notice to UGNX within thirty (30) days following the expiration of the First Pediatric Study Deadline.

(b) Notwithstanding Section 15.3.1(a) above, UGNX may extend the First Pediatric Study Deadline in order to reflect any of the following excusable delays: safety issues, KHK’s failure to comply with this Agreement, including failure to timely provide information such as final 001 data and interim 002 data, and delays resulting from the application of Sections 3.5.1 and/or 3.5.2 despite each Party acting in good faith.

(c) In addition, (i) notwithstanding Section 15.3.1(a) above, UGNX may in its discretion obtain a one-time extension of the First Pediatric Study Deadline for an additional period of six (6) months upon payment by UGNX to KHK of a fee equal to One Million US Dollars ($1,000,000) and (ii) KHK may, in its discretion, grant to UGNX one or more further extensions of the First Pediatric Study Deadline. For clarity, during any extension period available under this subsection (c), Development Costs in the Profit Share Territory and European Territory shall be shared by the Parties as set forth in Section 4.9.1.

15.3.2 Failure to obtain Marketing Approval in the European Territory.

(a) Subject to the terms of this Agreement, in the event a first European Centralized Approval is not obtained in the European Core Territory for the First Indication by December 31, 2019 (“European Marketing Approval”), KHK may terminate this Agreement solely with respect to the European Territory by providing Notice to UGNX within thirty (30) days following the expiration of such deadline.

(b) Notwithstanding Section 15.3.2(a) above, UGNX may extend the deadline set forth in subsection (a) of this Section 15.3.2 in order to reflect the following excusable delays: safety issues, KHK’s failure to comply with this Agreement, delays related to manufacturing and CMC, delays caused by KHK’s failure to agree on matters subject to joint decision-making and Force Majeure Events.

15.3.3 Failure to obtain US Marketing Approval in the U.S.

(a) Subject to the terms of this Agreement, in the event a first Marketing Approval is not obtained in the U.S. for the First Indication by December 31, 2019 (“US Marketing Approval”), then, subject to subsection (b) of this Section 15.3.3, KHK may terminate this Agreement solely with respect to the Profit Share Territory by providing Notice to UGNX within thirty (30) days following the expiration of such deadline.

(b) Notwithstanding Section 15.3.3(a) above, upon receipt of KHK’s Notice under the preceding sub-clause (a), UGNX may, by providing Notice to KHK within thirty (30) days of receipt of such KHK’s Notice, elect to obtain a one-time extension of the deadline set forth in Section 15.3.3(a) for two (2) years in consideration for the payment to KHK of a fee equal to Ten Million US Dollars ($10,000,000) (“US Extension Period”). For clarity, during the US Extension Period, Development Costs in the Profit Share Territory shall be shared by the Parties as set forth in Section 4.9.1. If US Marketing Approval is not obtained by the end of the US Extension Period, KHK may terminate the Agreement solely with respect to the Profit Share Territory by providing Notice to UGNX within thirty (30) days following the expiration of the US Extension Period.

(c) In addition, UGNX may extend the deadline set forth in Section 15.3.3(a) in order to recover and reflect the following excusable delays: safety issues, KHK’s failure to comply with this Agreement, delays related to manufacturing and CMC, delays caused by KHK’s failure to agree on matters subject to joint decision-making and Force Majeure Events.

15.3.4 Failure to Commercialize in Latin America.

(a) Subject to the terms of this Agreement, in the event UGNX does not make the First Commercial Sale within two (2) years of US Marketing Approval in any Key Latin American Country, or within five (5) years of US Marketing Approval in any other country in Latin America (if applicable, pursuant to Section 15.3.4(b)), KHK may terminate this Agreement solely in the applicable country in Latin America, on a country-by-country basis, by providing Notice to UGNX within thirty (30) days following the expiration of the applicable deadline.

(b) Notwithstanding Section 15.3.4(a) above, UGNX may extend the deadline in subsection (a) above in order to reflect the following excusable delays: safety issues, regulatory requirements, KHK’s failure to comply with this Agreement, delays related to manufacturing and CMC and Force Majeure Events. Notwithstanding the foregoing, as long as UGNX (i) applies for Marketing Approval, or applies for approval for Named Patient Sales within two (2) years of US Marketing Approval in a Key Latin American Country and (ii) uses Commercially Reasonable Efforts to pursue such application in such Key Latin American Country, then KHK may not terminate this Agreement in such country.

15.3.5 Requests for Extensions. In addition to other extensions available under Sections 15.3.1 through 15.3.4, if at any time UGNX believes that, notwithstanding the use of Commercially Reasonable Efforts, it will not be able meet any of the deadlines set forth in such Sections, then UGNX may request an extension of such deadline by providing Notice to KHK, including a reasonably detailed statement of the factors likely to cause such delay. In such a situation, the Parties will discuss in good faith UGNX’s request, along with related alterations or supplements to the Core Development Plan where appropriate, provided that KHK may in its discretion decline UGNX’s request.

15.3.6 Excusable Delays. The Parties shall discuss in good faith the existence or duration of any excusable delay applicable pursuant to Sections 15.3.1(b), 15.3.2(b), 15.3.3(c) and/or 15.3.4(b). Any dispute between the Parties as to such existence or duration shall be finally resolved pursuant to Sections 16.2 and 16.3. For clarity, during any extension period available under the provisions referred to in this Section 15.3.6, Development Costs in the Profit Share Territory and European Territory shall be shared by the Parties as set forth in Section 4.9.1.

15.4 Key Man Provision.

(a) It is the intent of the Parties that Dr. Emil Kakkis, Chief Executive Officer and President of UGNX as of the Effective Date, will remain actively involved with the Development of Licensed Products in the First Indication until the first Marketing Approval.

(b) If Dr. Emil Kakkis does not remain actively involved until at least the earlier of (i) Initiation of a pediatric pivotal study in the First Indication in the Profit Share Territory or the European Territory (“Pivotal Study Initiation”) and (ii) the closing of a public offering of UGNX’s securities pursuant to a registration statement under the Securities Act of 1933 (or successor thereof or foreign equivalent) (“UGNX IPO”), then UGNX may propose a suitable replacement during the three (3) month period following the date on which Dr. Emil Kakkis is no longer actively involved in the Development of Licensed Products in the First Indication, in which case the Parties shall discuss in good faith UGNX’s proposed candidate(s). If the Parties fail to agree, then KHK may terminate this Agreement by providing Notice to UGNX within the following thirty (30) days.

15.5 Post-Termination Commercialization by KHK. If KHK Commercializes or permits others to Commercialize Licensed Products following the effective date of the termination of this Agreement under Sections 15.2.1, 15.3 or 15.4(b), then MAX shall make the following payments to UGNX:

(a) Upon termination under Section 15.3.1(a) and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, KHK shall (i) pay a royalty equal to [***] percent ([***]%) of Net Sales of Licensed Products by KHK or its Affiliates or other Selling Party, as applicable in the Field in the Territory and the European Territory for a period of [***] following the First Commercial Sale on a country-by-country basis and (ii) reimburse to UGNX [***] Development Costs incurred by UGNX (i.e., [***]) prior to the effective date of such termination.

(b) Upon termination under Section 15.4(b) and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, KHK shall (i) to the extent Dr. Emil Kakkis had remained actively involved with the Development of Licensed Products upon or beyond the Initiation of a First Pediatric Study in the Profit Share Territory or the European Territory, pay a royalty equal to [***] percent ([***]%) of Net Sales of Licensed Products by KHK or its Affiliates or other Selling Party, as applicable, in the Field in each country in the Territory and the European Territory, which royalty shall be payable for [***] following the First Commercial Sale in such country, on a country-by-country basis and (ii) reimburse to UGNX [***] Development Costs incurred by UGNX (i.e., [***]) prior to the effective date of such termination.

(c) Upon termination under Section 15.2.1, or 15.3.2(a), and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, if following such termination KHK or any of its Affiliates or Sublicensees obtains a European Marketing Approval based on data from a pivotal study commenced by UGNX or its Affiliates only if more than [***] percent ([***]%) of the patients to be enrolled in the Phase 3 Clinical Trial (or pivotal study) would have been dosed with study drugs (including KRN23, placebo, or comparators) at the time of the applicable deadline (a “Qualifying Pivotal Study”), then KHK shall pay a royalty equal to [***] percent ([***]%) of Net Sales of Licensed Products by KHK and its Affiliates or other Selling Party, as applicable, in the Field in each country of the European Territory for [***] following the First Commercial Sale in such country, on a country-by-country basis. For clarity, if no data from a Qualifying Pivotal Study is used in obtaining a European Marketing Approval for a Licensed Product in the Field, no royalties or any other amounts shall be payable pursuant hereto by KHK or its Affiliates to UGNX for any Licensed Product. For clarity, in the event of the applicability of paragraph “f” below, this paragraph “c” shall no longer apply.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Upon termination under Section 15.2.1, 15.3.3(a) or 15.3.3(b) and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, if following such termination KHK or any of its Affiliates or Sublicensees obtains a US Marketing Approval based on data from a Qualifying Pivotal Study, then KHK shall pay a revenue share equal to [***] percent ([***]%) of Net Sales of Licensed Products by KHK and its Affiliates or other Selling Party, as applicable, in the Field in each country of the Profit Share Territory for [***] following the First Commercial Sale in such country, on a country-by-country basis. For clarity, if no data from a Qualifying Pivotal Study is used in obtaining a US Marketing Approval for a Licensed Product, no revenue share or any other amounts shall be payable pursuant hereto by KHK or its Affiliates to UGNX for such Licensed Product. For clarity, in the event of the applicability of paragraph “e” below, this paragraph “d” shall no longer apply.

(e) Upon termination under Section 15.2.1, 15.3.3(a) or 15.3.3(b) and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, if following such termination KHK or any of its Affiliates or Sublicensees obtains a US Marketing Approval based on a Biologic Licensing Application (or similar filing outside the U.S.) (BLA) filed by UGNX prior to the effective date of such termination, or UGNX obtains US Marketing Approval prior to the effective date of such termination, KHK shall pay a revenue share at the rates set forth in Section 7.2.2 on Net Sales of Licensed Products by KHK and its Affiliates or other Selling Party, as applicable, in the Field in each country of the Profit Share Territory for [***] following the First Commercial Sale in such country, on a country-by-country basis, or, if UGNX obtains US Marketing Approval prior to the effective date of termination, [***] following such termination, on a country by country basis. For clarity, if no data from a Qualifying Pivotal Study is used in obtaining a US Marketing Approval for a Licensed Product in the Field, no revenue share or any other amounts shall be payable pursuant hereto by KHK or its Affiliates to UGNX for any Licensed Product.

(f) Upon termination under Section 15.2.1 or 15.3.2(a), and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, if following such termination KHK or any of its Affiliates or Sublicensees obtains a European Marketing Approval based on a Marketing Authorization Application filed by UGNX prior to the effective date of such termination, or if UGNX obtains European Marketing Approval prior to the effective date of such termination, KHK shall pay a royalty equal to [***] percent ([***]%) of Net Sales of Licensed Products by KHK and its Affiliates or other Selling Party, as applicable, in the Field in each country of the European Territory for [***] following the First Commercial Sale in such country, on a country-by-country basis, or, if UGNX obtains European Marketing Approval prior to the effective date of termination, [***] following such termination, on a country by country basis. For clarity, if no data from a Qualifying Pivotal Study is used in obtaining a European Centralized Approval for a Licensed Product in the Field, no royalties or any other amounts shall be payable pursuant hereto by MHK or its Affiliates to UGNX for any Licensed Product.

(g) Upon termination under Section 15.2.1, and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, in the event UGNX has achieved a First Commercial Sale or a Named Patient Sale in any country in Latin America prior to the effective date of such termination, then KHK shall pay a royalty equal to [***] percent ([***]%) of Net Sales by KHK and its Affiliates or other Selling Party, as applicable, in such country for [***] following the effective date of termination.

(h) Except as set forth in the preceding sub-clauses of this Section 15.5, upon any termination of this Agreement, notwithstanding anything to the contrary, KIIK shall, subject to the provisions of paragraph “i” below, and subject to UGNX’s fulfillment of its obligations under Section 15.7.3 on a country-by-country basis, pay a royalty equal to [***] percent ([***]%) of Net Sales of Licensed Products by KHK and its Affiliates or other Selling Party, as applicable, in the Field in each country of the Territory and/or European Territory for [***] following the First Commercial Sale in such country, on a country-by-country basis.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) Notwithstanding the foregoing, no payments shall be due under this Section 15.5 upon termination pursuant to Section 15.2.1 to the extent the breach results from UGNX’s intentional or willful misconduct, reckless misconduct or a repeated pattern of bad faith behavior.

15.6 Effect of Expiration or Termination of this Agreement.

15.6.1 Upon the expiration or termination of this Agreement by either Party for any reason, the following provisions will apply:

(a) Each Party shall return the originals and any copies of the other Party’s Confidential Information; provided that each Party may retain copies of any Confidential Information that is subject to a continuing license hereunder and one copy of the other Party’s Confidential Information in possession of its legal counsel for the purposes of monitoring its obligations hereunder and exercising any surviving rights and complying with Applicable Laws; and

(b) Neither Party will be relieved of any liability or obligation of such Party that accrued, or which arose during or relates to any period, prior to the effective date of such termination, including any payment obligations.

15.6.2 The provisions of Sections 5.5 through 5.7, Sections 7.2 through 7.7 (to the extent applicable as a result of the application of Section 15.5), Article 9, Section 10.6 (to the extent the relevant Third-Party claim, suit, or proceeding relate to Licensed Products in the Field sold under this Agreement prior to the effective date of expiration or termination of this Agreement), Article 11, Sections 12.4 and 13.6, Sections 14.1 through 14.3, Section 14.4(a), Sections 15.5 through 15.8, Articles 16 and 17 (other than Section 17.1) will survive any expiration or termination of this Agreement and remain in full force and effect in accordance with their terms. Section 10.5 will survive any expiration or termination of this Agreement and remain in full force and effect in accordance with its terms, except that with respect to infringements covered by Section 10.5 that occur after the Term, UGNX’s percentage share of any recoveries remaining after reimbursement of costs and expenses shall equal the percentage royalty or revenue share called for under Section 15.5 to be paid by KHK (if any). Section 14.4(b) will survive any expiration or termination of this Agreement and remain in full force and effect in accordance with its terms, except that KHK will bear [***] of all Losses to the extent resulting from a Product Liability Claim that arises from Licensed Product sold after the Term and that is not covered by either Party’s indemnity obligations under Section 14.1 or 14.2.

15.7 Effect of Certain Terminations. Upon the termination of this Agreement by either Party pursuant to Section 15.2.1 for breach or Section 15.2.2 for insolvency or by KHK under Section 15.3 or 15.4, the following provisions of this Section 15.7 will apply. In the event any such early termination concerns only a specific country or countries pursuant to Section 15.3, the following shall apply solely with respect to such country(ies) and the Agreement shall otherwise remain in effect in accordance with its terms for all non-terminated countries:

15.7.1 The rights and licenses granted by KIM to UGNX hereunder and UGNX’s obligations to share Development Costs pursuant to this Agreement will terminate with respect to the terminated country(ies);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.7.2 UGNX shall immediately (a) cease conducting any Commercialization activities with respect to the Licensed Products and (b) discontinue making any representation regarding its status as a licensee or distributor of KHK in the Territory for the Licensed Products, subject, in either such case, to requirements of Applicable Laws and to a reasonable wind-down and transition period (not to exceed [***] days);

15.7.3 Subject to Applicable Laws, UGNX shall promptly :

(a) transfer to KHK or KHK’s designee all Regulatory Filings (for clarity, including registrations as an IND holder or equivalent), Marketing Approvals and Pricing and/or Reimbursement Approvals owned by UGNX for the Commercialization of the Licensed Products, if such transfer is possible, or, if such transfer is not possible, then at KHK’s discretion (i) withdraw any such Regulatory Filings, Marketing Approvals and Pricing and/or Reimbursement Approvals for the Commercialization of the Licensed Products in its name and take all actions necessary or useful to support KHK’s or KHK’s designee’s submission of Regulatory Filings and the achievement of Marketing Approvals and Pricing and/or Reimbursement Approvals in the name of KHK or KHK’s designee with respect to the Commercialization of the Licensed Products or (ii) provide KHK with access to, and grant KHK the right and license to use and to reference, such Regulatory Filings, Marketing Approvals and Pricing and/or Reimbursement Approvals then in its name applicable to the Commercialization of the Licensed Products;

(b) provide KHK with copies of all material correspondence between UGNX and Regulatory Authorities with respect to such Regulatory Filings, Marketing Approvals and Pricing and/or Reimbursement Approvals for the Licensed Products, and any and all other clinical and non-clinical data, records and tabulations, in all such cases with respect to the Licensed Products, that UGNX holds as of the date of termination with respect to the Licensed Products;

(c) assign to KHK all agreements specific to the conduct of Clinical Trials for the Licensed Products (to the extent assignable and excluding any such agreements that also involve Clinical Trials for other UGNX products that are not Licensed Products), including agreements or contracts with contract research organizations, clinical sites and investigators, between UGNX and any Third Party, subject to any consent required by such Third Party, which consent UGNX shall use Commercially Reasonable Efforts to obtain on behalf of KHK; and

(d) provide KHK with copies of all reports and data obtained by UGNX or its Affiliates pursuant to this Agreement regarding the Development and the Commercialization of Licensed Products, including any UGNX Clinical Data, which KHK may use for any purpose.

As promptly as possible after any such termination, UGNX shall execute any and all documents of any Regulatory Authorities so as to allow KHK to make immediate use of any data, records and Regulatory Filings transferred by UGNX to KHK pursuant to this Section 15.7.3.

15.7.4 KHK shall make the payments due under Section 15.5, if applicable under the provisions thereof, with respect to the applicable country(ies)

15.8 Remedies Cumulative and Nonexclusive. All of the non-breaching Party’s remedies will be cumulative, and the exercise of one remedy hereunder by the non-breaching Party will not be deemed to be an election of remedies.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 16.

DISPUTE RESOLUTION

16.1 Disputes. The Parties recognize that disagreements as to certain matters may from time to time arise out of this Agreement. The Parties agree that such disagreements are to be governed in accordance with this Article 16. Disagreements that are claims, counterclaims, demands, causes of action, disputes or controversies both arising out of this Agreement and related to the performance, enforcement, breach or termination of this Agreement are each, a “Dispute.” For the avoidance of doubt, Dispute does not include any claims, counterclaims, demands, causes of action, disputes or controversies regarding a Party’s use of any intellectual property rights of the other Party, where such use is not expressly granted by the other Party hereunder, including (with respect to uses by UGNX) any such use in the Rest of the World.

16.2 Agreement to Arbitrate. If the Parties fail to resolve any Dispute pursuant to Section 16.1, either Party may submit that Dispute for final resolution by binding arbitration administered by the International Chamber of Commerce (“ICC”) in accordance with its Rules of Arbitration (the “Rules”) then in force, to the extent such Rules are not inconsistent with the provisions of this Agreement.

16.3 Number and Appointment of Arbitrators. Except as provided by this Section 16.3 or in Section 16.4, the appointment and confirmation of the arbitrators shall be made in accordance with the relevant provisions of the Rules. The arbitral tribunal shall be composed of three (3) arbitrators (the “Tribunal”) to be appointed in accordance with the Rules, except as expressly provided for herein. Each Party shall select one (1) arbitrator from the list of available ICC arbitrators and such arbitrators shall jointly appoint the third arbitrator who shall act as the chairman of the Tribunal (the “Chairman”). In the event any arbitrator becomes unable to serve, that arbitrator will be replaced in the same manner in which he or she was appointed. If either Party fails to appoint an arbitrator within [***] days of the initiation of arbitration, the other Party may request the ICC to appoint such co-arbitrator (for the non-responsive Party). Such appointment shall be binding on the Parties. If the arbitrators selected by the Parties cannot agree on a Chairman within [***] days after they have been selected, then the ICC shall appoint the Chairman upon request by either Party.

16.4 Special Rules For Certain Specific Disputes (Baseball Arbitration). This Section 16.4 shall only apply to the matters expressly identified in this Agreement as subject to resolution pursuant to this Section 16.4. The Tribunal for such matters shall be composed of one (1) arbitrator. In such arbitration, the arbitrator shall be an independent expert (including in the area of the dispute) in the pharmaceutical or biotechnology industry mutually acceptable to the Parties. The Parties shall use their best efforts to mutually agree upon one (1) arbitrator; provided, however, that if the Parties have not done so within [***] Business Days after initiation of arbitration hereunder, or such longer period of time as the Parties have agreed to in writing, then the ICC shall appoint such arbitrator (which arbitrator shall meet the requirements set forth in the preceding sentence) upon request by either Party. Arbitration pursuant to this Section 16.4 shall be limited to choosing one or the other from among the two proposed resolutions prepared by the two Parties with respect to all matters in dispute, and in connection therewith, each Party shall submit to the arbitrator and to each other in writing its position on and desired resolution of (including any specifics or breakdown of the amounts included within their respective figures) each such matter. Such submission shall be made within [***] Business Days of the selection or appointment of the arbitrator, and the arbitrator shall issue its resolution of all such matters within [***] days of receipt of the written submissions by both Parties. For the avoidance of doubt, the arbitrator’s resolution of all such matters shall be limited to the selection of one or the other of the two competing resolution methods proposed by the Parties and other than minor modification, the arbitrator may not impose a resolution not proposed by either Party or “split the difference” by creating a compromise resolution based on the desired resolutions proposed separately by the Parties. Except as provided in the preceding sentence, such arbitration shall be conducted in accordance with the relevant provisions of the ICC Rules. The arbitrator’s vote shall be final and binding upon the Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.5 Conduct of Arbitration. The arbitration shall be conducted and the award rendered in the English language.

16.6 Place of Arbitration. The arbitration shall be held in Singapore.

16.7 Powers of the Arbitrators, Limitations on Remedies. With respect to any arbitration conducted pursuant to Section 16.2, the Tribunal will have the power to award all remedies available under Applicable Laws, by a vote of at least two (2) of the three (3) arbitrators.

16.8 Arbitration Award. Except as set forth in Section 16.4 (Baseball Arbitration), the Tribunal will make all reasonable efforts to render a written, reasoned decision within [***] days following the closing of the hearing. The decision of the Tribunal will be final and binding on the Parties, and judgment upon the decision may be confirmed in, and judgment upon the award entered by, any court having jurisdiction over the Parties.

16.9 Confidentiality. Except to the extent necessary for proceedings relating to enforcement of the arbitration agreement, the award, or other related rights of the Parties, the fact of the arbitration, the arbitration proceeding itself, all evidence, written statements or other documents exchanged or used in the arbitration and the Tribunal’s award will be maintained in confidence by the Parties to the fullest extent permitted by law. However, a violation of this covenant will not affect the enforceability of this agreement to arbitrate or of the Tribunal’s award.

16.10 Costs. Each Party shall bear its own costs and expenses in connection with any Dispute resolution under this Article 16 and shall share equally (50/50) the fees, costs and expenses of the Tribunal and related Third Party arbitration expenses. Notwithstanding the foregoing, the prevailing Party may, as determined by the Tribunal under the circumstances, be awarded its attorneys’ fees, costs and expenses of the arbitration, including the arbitrators’ fees and expenses, in full. The Tribunal may also fix such costs and expenses proportionate to the extent each Party prevails in the arbitration, as the circumstances may warrant. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award or fails to comply with the arbitration award, the other Party will be entitled to costs, including reasonable attorneys’ fees and disbursements, for having to compel arbitration or defend or enforce the award.

16.11 Injunctive or Other Interim Relief. Notwithstanding the provisions of this Article 16, the Parties agree that irreparable harm might accrue with respect to a Dispute absent a temporary injunctive or other interim relief and the Parties therefore shall have the right to seek such injunctive or interim relief in a court of competent jurisdiction pending the outcome of Dispute resolution hereunder. In the event interim or injunctive relief is sought by a Party as to a Dispute, and a court of competent jurisdiction grants such interim or injunctive relief, the Parties shall continue to be bound under this Article 16 to resolve by arbitration such Dispute that is the subject of interim or injunctive relief.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.12 Continued Performance. Pending resolution of any Dispute covered by this Article 16, both Parties shall continue their performance under this Agreement of any obligations (including payment obligations) that are not the subject of such Dispute.

16.13 Governing Law. Resolution of all Disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, will be governed by and construed under the substantive laws of the State of New York, U.S.A., without reference to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction.

16.14 Separability and Survival of the Agreement to Arbitrate. The provisions of this agreement to arbitrate are independent of the remaining provisions of this Agreement and the Parties intend that the remaining provisions shall continue in effect even though one or more of the provisions of the Agreement will be determined to be null and void. This agreement to arbitrate will also survive the termination or expiration of this Agreement.

ARTICLE 17.

OTHER PROVISIONS

17.1 Non-Solicitation of Employees. During the Term, neither Party nor its Affiliates shall, directly or through its representatives or agents, solicit for employment or hire any officer, director, or employee of the other Party or its Affiliates with whom it has had contact in connection with, or who otherwise is known by it to participate in, the subject matter of this Agreement or the development of the Drug Substance or a Licensed Product; provided, however, a Party will not be prohibited from soliciting and hiring through general public advertisement or other solicitation that is not directed toward the employees of the other Party, and a Party may hire any former employee of the other Party as long as the discussions with the former employee are initiated after termination of employment by the other Party.

17.2 Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement, other than the obligation to make monetary payments, and neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides Notice thereof to the other Party. Such excuse will be continued so long as the condition constituting a force majeure event continues and the nonperforming Party uses Commercially Reasonable Efforts to remove the condition. For purposes of this Agreement, a force majeure event (“Force Majeure Event”) will include conditions beyond the reasonable control and without the fault of a Party, such as an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, an act of terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, inability to procure necessary raw materials in a commercially reasonable manner or default of suppliers or sub-contractors; provided, however, the payment of invoices due and owing hereunder may not be delayed by the payer because of a force majeure affecting the payer.

17.3 Exclusions of Consequential Damages. EXCEPT IN THE CASE OF A PARTY’S INTENTIONAL OR WILLFUL MISCONDUCT OR EGREGIOUS BAD FAITH CONDUCT OR DAMAGES AWARDED TO THIRD PARTIES COVERED BY THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 14, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAD PRIOR NOTICE THEREOF.

17.4 Assignment. Neither Party may assign this Agreement or any of its obligations hereunder without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement in its entirety without such consent to any of its Affiliates, to any purchaser of all, or substantially all, of its assets or to any successor corporation resulting from any merger, consolidation, share exchange, or other similar transaction, and provided further that either Party may assign or sell its rights to receive any amounts due hereunder. This Agreement will inure to the benefit of UGNX and IGIK and their respective successors and permitted assigns. Any assignment of this Agreement that is not made in accordance with this Section 17.4 shall be null and void and of no legal force or effect.

17.5 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) frustrates the purpose of this Agreement (in which case the Parties will attempt to replace such invalidated provision with an enforceable provision that most clearly implements such purpose). The Parties will in such an instance use their Commercially Reasonable Efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

17.6 Notices. All notices, consents, approvals and other legally operative communications that are required or permitted hereunder (“Notice”) will be in writing in the English language and sufficient if delivered personally, sent by facsimile or e-mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

Kyowa Hakko Kirin Co., Ltd.

1-6-1 Ohtemachi

Chiyoda-ku, Tokyo, 100-8185, Japan

Attention: Director of Business Development Department

Tel: +81-3-3282-0093

Fax: +81-3-3282-0107

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

Attention: Business Development Department/Tom Kassberg

Tel: 415.483.8800

Fax: 415.483.8820

E-mail: Tkassberg@ultragenyx.com

or to such other address as the Party to whom Notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed delivered: (a) if sent by mail, as aforesaid, on the date upon which the return receipt is signed or delivery is refused or the Notice is designated by the postal authorities as not deliverable, as the case may be; (b) if sent by facsimile or e-mail, as aforesaid, when sent (with confirmation of receipt); or (c) if sent by courier or hand delivered, as aforesaid, when received. The cost of any translation into English of any communication, document or Notice will be borne solely by the Party providing such communication, document or Notice.

17.7 Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. Except as expressly set forth in this Agreement, this Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.

17.8 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

17.9 Independent Contractors. It is expressly agreed that KHK and UGNX will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither KHK nor UGNX will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior consent of the other Party.

17.10 Subcontractors. Except as otherwise set forth in this Agreement, each Party may engage subcontractors to perform, under its direction, specific and discrete functions that are allocated to it hereunder or that it carries out in the exercise of its rights hereunder, in each case in accordance with this Section 17.10. Each Party shall be fully responsible under this Agreement for the performance hereof by its permitted subcontractors as if such Party so performed this Agreement itself.

17.11 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

17.12 Counterparts. This Agreement may be executed in identical duplicate copies exchanged by facsimile or e-mail (PDF form) transmission. The Parties agree to execute two identical original copies of this Agreement after exchanging signed facsimile versions. Each identical counterpart will be deemed an original, but all of which together will constitute one and the same instrument.

17.13 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

17.14 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended or will be construed to confer upon or to give to any Third Party any rights or remedies by reason of this Agreement. Except as otherwise expressly provided in this Agreement, there are no intended Third Party beneficiaries under or by reason of this Agreement.

17.15 Further Assurances. Upon the other Party’s request hereunder, each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.16 Construction of Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or calendar year unless otherwise specified; (c) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including all Exhibits); (d) provisions that require that a Party, the Parties or any committee or team hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (e) words of any gender include the other gender; (f) references to any specific Applicable Law or article, section or other division thereof shall be deemed to include the then-current amendments thereto or any replacement Applicable Law thereof; and (g) references to either Party include the successors and permitted assigns of that Party. Except as otherwise stated herein, if the terms of this Agreement conflict with the terms of any Schedule or Exhibit, then the terms of this Agreement will govern.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Collaboration and License Agreement to be effective as of the Effective Date.

KYOWA HAKKO KIRIN CO., LTD.		ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Nobuo Hannai	By:	/s/ Emil D. Kakkis
Name:	Nobuo Hanai, Ph.D.	Name:	Emil D. Kakkis, MD, PhD
Title:	President and CEO	Title:	CEO
Date:	August 29, 2013	Date:	August 29, 2013

Schedules

Schedule 1.1.15 –Drug Substance Sequence

Schedule 1.1.47 – Licensed Patent Rights

Schedule 4.3.2 – Decision-Making for Day-to-Day Core Development Activities

Exhibits:

Exhibit A – Financial Exhibit

SCHEDULE 1.1.15

Drug Substance Sequence

Amino acid sequence of KRN23

Light chain

[***]

Heavy chain

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.1.47

Licensed Patent Rights

“Licensed Patent Rights” shall include the following patents and applications:

1. Title: [***] Applicant/Assignee: [***]

Country	Application No.	Filing Date	Patent No.	Issue Date	Status
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

2. Title: [***] Applicant/Assignee: [***]

Country	Application No.	Filing Date	Patent No.	Issue Date	Status
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Title: [***] Applicant/Assignee: [***]

Country	Application No.	Filing Date	Patent No.	Issue Date	Status
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

4. Title: [***] Applicant/Assignee: [***]

Country	Application No.	Filing Date	Patent No.	Issue Date	Status
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.3.2

Decision-Making for Dav-to-Day Core Development Activities

The Lead Development Party shall make all decisions with respect to day-to-day Core Development Activities (“Day-to-Day Core Development Activities”) including the following types of decisions and activities:

(a)	Number of sites, site selection and site management
(b)	Vendor management
(c)	Site agreements
(d)	Vendor agreements
(e)	Site documents
(f)	Safety reporting
(g)	Recruitment materials
(h)	Case Report Form (CRF) design
(i)	Database design
(j)	Tables, Listings and Graphs (TLGs) design
(k)	Study unblinding procedures
(l)	Data analysis and report generation
(m)	Data Monitoring Committee (DMC) membership, charter and conduct
(n)	Regulatory meeting preparations and conduct of meetings
(o)	Patient identification
(p)	Key opinion leader/Principal investigator interactions

EXHIBIT A

Financial Exhibit

Examples of Commercialization Costs

Commercialization Costs shall include, but shall not be limited to, the following, in each case attributable to, or reasonably allocable to, Commercialization of Licensed Products in the Field:

Detailing costs—costs associated with interactive face-to-face visits by a sales representative with a medical professional who has prescribing authority or is able to influence prescribing decisions, within the target audience during which approved uses, safety, effectiveness, contraindications, side effects, warnings or other relevant characteristics of a pharmaceutical product are discussed in an effort to increase prescribing preferences of a pharmaceutical product for its approved uses.

Distribution costs—costs identifiable to the distribution of a Licensed Product to a customer (and not otherwise deducted from Net Sales), including customer and specialty pharmacy services (including costs associated with establishing and running customer call centers), collection of data about sales to hospitals, clinics and other customers, order entry, billing, shipping, logistics, warehousing, product insurance, freight not paid by customers, credit and collection and other like activities the costs of which are includable in “distribution costs” in accordance with GAAP.

Compassionate Use Programs—costs associated with any program to provide patients with products free of charge. These costs include compassionate use programs, provided however that any compassionate use programs prior to Marketing Approval shall be mutually agreed upon by the Parties in advance.

Health Care Reform fees—costs for fees paid to the U.S. government as defined in the Patient Protection and Affordable Care Act and similar taxes and governmental fees.

Marketing Expenses—costs identifiable to the advertising, promotion and marketing of Licensed Products in the Field, and related professional education, including:

a. Advertising, which includes costs associated with media costs, direct mails, production expenses, agency fees, and medical congresses and meetings;

b. Promotion, which includes costs associated with professional samples, professional literature, promotional material, patient aids, detailing aids, reimbursement of patient assistance programs, public relations and communications expenses, web and social media expenses, patient advocacy support, development of information and data for national accounts, managed care organizations and group purchasing organizations;

c. Market Research, which includes costs associated with market information, focus groups, and market research professional staff and related out-of-pocket costs such as travel, business meals, and training;

d. Marketing Management, which includes the costs of product management and sales promotion management compensation and departmental expenses as well as costs associated with developing overall sales and marketing strategies and planning;

e. Reimbursement/Access Services, which includes costs incurred to manage reimbursement programs, marketing costs (educational material) as well as coupon or co-pay programs; and

f. Health Policy/Advocacy, which includes costs associated with advocacy as well as any specific policy lobbying and trade and government relations related expenses.

Medical Affairs Expenses—costs with respect to: medical affairs and other activities associated with clinical studies conducted after Marketing Approval in the Profit Share Territory (to the extent not otherwise included within Development Costs); medical and scientific information and response to external inquiries or complaints; pharmacovigilance, investigator initiated research if not covered in the Core Development Plan, Phase V Clinical Trials, costs of establishing and maintaining patient registries, medical education, Health Economics and Outcomes Research (HBCOR, HEMAR), speaker programs, advisory boards, educational grants and fellowships, drug safety, government affairs (including costs associated with compliance with the Sunshine Act and other similar government regulation); and field-based medical science liaisons, medical affairs clinical trial management, MD’s in field (separate from medical science liaisons), publications, medical communications and field medical education.

Recall Expenses—costs, to the extent not otherwise covered by KHK’s indemnity obligations, associated with notification, retrieval and return of Licensed Products in the Field in the Profit Share Territory, destruction of such returned Licensed Products in the Field, and distribution of the replacement Licensed Products in the Field.

Sales Force FTE Costs—costs associated with the sales force, calculated by multiplying the number of sales representative FTEs dedicated to Licensed Products in the Field in the Profit Share Territory by the applicable Sales Force FTE Rate.

Sales Force FTE Rate—an agreed upon multiple of the gross salaries (including any cash bonus or other performance-based cash incentive payments, to the extent based directly on sales or promotion of Licensed Products in the Field) under and in accordance with the Marketing Plan. The sales force FTE rate includes any automobile allowance, meal expenses, travel/housing for meetings and other incidental expenses incurred by such personnel in the ordinary course of employment.

Selling Costs—all out-of-pocket costs and internal costs (other than costs for sales representatives) directly attributable to selling Licensed Product in the Field, including first line sales managers, exhibits at shows or conventions including samples, charges for space, sales aids and brochures, sales meetings, consultants, call reporting and other Third Party monitoring/tracking services, sales training, sales administration and the like.

UGNX shall reasonably consider any requests by KHK with respect to the choice of vendors or subcontractors for Commercialization activities resulting in material Distribution Costs (customer and specialty pharmacy services), Marketing Research, Reimbursement/Access Services, Medical Affairs Expenses and/or Selling Costs.